SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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NIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

Notice of 2017 Annual Meeting of Stockholders

Time and Date:	10:00 a.m., Central Daylight Time, on Tuesday, May 2, 2017

Place:	Embassy Suites by Hilton Kansas City/Olathe 10401 S Ridgeview Rd, Olathe, KS 66061

Items of Business:

•	To elect the director nominees of NIC Inc. (the “Company”) as directors;
•	To consider and cast an advisory vote in favor of the compensation paid to the Company’s named executive officers as disclosed in these materials;

•	To consider and cast an advisory vote upon whether the advisory vote upon the compensation of the Company’s named executive officers should be held every one, two or three years;

•	To consider and vote upon the approval of the Amended NIC Inc. Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m);

•	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Record Date:	You can vote if you were a stockholder of record at the close of business on March 3, 2017.

Materials to Review:
We are distributing our proxy materials to our stockholders primarily via the internet under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”). This approach saves printing and mailing costs and reduces the environmental impact of our Annual Meeting, while providing a convenient way to access the materials and vote. On March 17, 2017, we mailed a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on March 3, 2017, containing instructions about how to access our proxy materials and vote online or vote by telephone.

Proxy Voting:
Important.  Please review the instructions on each of your voting options described in this Proxy Statement and in the notice you received by mail.  Whether or not you plan to attend the Annual Meeting, please vote your shares at your earliest convenience.

By Order of the Board of Directors

William Van Asselt
General Counsel
March 17, 2017

i

ii

NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving these materials?

NIC Inc. (“NIC” or the “Company” or “we”) has made these materials available to you on the internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2017 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 2, 2017 at 10:00 a.m., local time, and at any adjournment or postponement thereof.  These materials were first sent or made available to stockholders on March 17, 2017.  You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).  The Annual Meeting will be held at Embassy Suites by Hilton Kansas City/Olathe, 10401 S Ridgeview Rd, Olathe, KS 66061.

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 22, 2017 (the “Annual Report”).
If you requested printed versions by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

 What are the Board’s recommendations?

The Board of Directors (“Board of Directors” or “Board”) recommends that you vote your shares:

1. 2.
“FOR” each of the nominees named herein for director (Proposal No. 1);

“FOR” the approval on an advisory basis of the compensation paid to the Company’s named executive officers, as disclosed in these proxy materials (Proposal No. 2);

3.	In favor of holding an advisory vote on the compensation of the Company’s named executive officers every “1 YEAR” (Proposal No. 3);
4.	“FOR” the approval of the Amended NIC Inc. Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m) (Proposal No. 4); and
5.	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal No. 5).

Where are the Company's principal executive offices located, and what is the Company’s main telephone number?

           The Company’s principal executive offices are located at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.  The Company’s main telephone number is (877) 234-3468.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the internet as the primary means of furnishing proxy materials to stockholders.  Accordingly, the Company is sending the Notice of internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of its annual meetings.

I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders.  This procedure reduces the Company’s printing and mailing costs, and the environmental impact of the Company’s annual meetings.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, stockholders may write or call the Company at the following address and telephone number:

NIC Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
 (877) 234-3468

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

If you and other residents at your address have been receiving multiple copies of the Notice and, if applicable, our Annual Report and Proxy Statement, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the internet the Company’s proxy materials for the Annual Meeting; and
•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at  www.egov.com/investor-relations.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote?

Your vote is very important.  You can vote your shares at the Annual Meeting if you are present in person or represented by proxy.  Stockholders of record as of the close of business on March 3, 2017 (also referred to as the Record Date) are entitled to vote. On that date, approximately 66,774,531 shares of Common Stock were outstanding and eligible to vote.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each share of Common Stock owned by you at the close of business on the Record Date.

What is the difference between a stockholder of record and a beneficial owner?

Most NIC stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by NIC.  If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer or similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote your shares.  Those instructions are contained in a “voting instruction form.”  If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.  As a beneficial owner, you are also invited to attend the Annual Meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee and present it to the inspectors of election at the Annual Meeting with your ballot.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

Internet Voting.  You may vote by proxy via the internet by following the instructions provided in the Notice.

Telephone Voting. You may vote by proxy by calling the toll free number found on the proxy card.

Voting by Mail.  If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Voting in Person.  You may vote in person at the Annual Meeting.  The Company will give you a ballot when you arrive.

Proxies submitted over the internet or by telephone must be received by the deadline set forth on the proxy card. In order to ensure they are voted at the Annual Meeting, proxies submitted by mail must be received by the Company prior to May 2, 2017.

If I am a beneficial owner of the Company’s shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

Internet Voting.  You may vote by proxy via the internet by visiting www.proxyvote.com and entering the control number found in the Notice or the voting instruction form.

Telephone Voting.  You may vote by proxy by calling the toll free number found on the voting instruction form.

Voting by Mail.  If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

Voting in Person.  If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee.  Please contact your broker, bank, or other nominee for instructions regarding obtaining a legal proxy.

What is the quorum requirement for the Annual Meeting?

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business.  This is called a quorum.  Your shares will be counted for purposes of determining whether there is a quorum if you:

●     Are entitled to vote and you are present in person at the Annual Meeting; or

●     Have properly voted on the internet, by telephone or by submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received in time for the Annual Meeting in accordance with applicable deadlines will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or
•
Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspectors of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a “broker non-vote.”

What ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 (Proposal No. 5) is a matter considered routine under applicable rules.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5.

The election of directors (Proposal No. 1), the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2), the non-binding advisory resolution approving the frequency of future advisory votes on the Company’s executive compensation (Proposal No. 3) and the proposal to approve the Amended NIC Inc. Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m) (Proposal No. 4) are matters considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1, No. 2, No. 3 and No. 4.

What vote is required to approve each of the proposals?

With respect to the election of directors (Proposal No. 1), directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting and the director nominees who receive the most votes will be elected.  However, under the Company's majority vote policy for the election of directors, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee is required to promptly consider the resignation and make a recommendation to the Board of Directors with respect to the tendered resignation. The Board of Directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to the Board of Directors will not participate in the committee’s consideration or Board action regarding whether to accept such tendered resignation. The policy is more fully described below under the “Structure and Practices of the Board of Directors —Governance Principles and Code of Business Conduct and Ethics—Majority Vote Policy” section of this Proxy Statement.

Approval of Proposals No. 2 (advisory vote on executive compensation), No. 3 (approval, on an advisory basis, of the preference of the stockholders for the frequency of future advisory votes on executive compensation), No. 4 (approval of the Amended NIC Inc. Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m)) and No. 5 (ratification of independent registered public accounting firm) require the affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present.

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected.  Because there is no minimum vote required for the election of directors, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. However, under the Company's majority vote policy for the election of directors, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall be subject to the procedures described above.

Abstentions are counted in determining the total number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will have the same effect as a vote against: (i) the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; (ii) the proposal to indicate, on an advisory basis, the preference of the stockholders for the frequency of future advisory votes on the compensation of our named executive officers; (iii) the proposal to approve the Amended NIC Inc. Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m); and (iv) the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017.  Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.

What are the effects of the advisory votes?

The vote of the stockholders regarding the compensation of our named executive officers as disclosed in these materials is an advisory vote, and the results will not be binding on the Board of Directors or the Company.  However, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when making future executive compensation decisions.

The vote of the stockholders regarding the frequency of future advisory votes on the compensation of our named executive officers is also an advisory vote, and the results will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when deciding on the frequency of future advisory votes on the compensation of our named executive officers.

Can I change my vote after I have voted?

Stockholders of Record. Yes, you may revoke your prior proxy and change your vote on a later date via the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card with a later date prior to the applicable deadline, or by attending the Annual Meeting and voting in person.  However, your attendance at the Annual Meeting will not automatically revoke your prior proxy, unless you properly vote at the Annual Meeting.  In addition, you may specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, a written notice of revocation prior to the date of the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are the beneficial owner of shares held in “street name” by your broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, you must follow directions received from such broker, bank or other nominee to change those instructions.

Who are the proxies who will vote my shares at the Annual Meeting if I timely return my proxy card?

The Company has designated Harry H. Herington, the Company’s Chairman of the Board and Chief Executive Officer, and Stephen M. Kovzan, the Company’s Chief Financial Officer, with full power of substitution, to vote the authorized proxies during the Annual Meeting.

Is my vote confidential?

It is the Company’s policy to maintain the confidentiality of proxy cards, ballots, and voting tabulations that identify individual stockholders, except they may be disclosed to officers, directors, authorized employees, and retained advisors to the Company, and where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting.  If final results are not yet known within that four business day period, the Company will disclose preliminary voting results on Form 8-K and file an amendment to that Form 8-K to disclose the final results within four business days after such final results are known.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies.  The Company has retained Broadridge Investor Communication Services to assist in the distribution of proxy materials and tally the vote.  NIC may supplement the proxy solicitations by additional communications, which may include communications by mail, fax, telephone or personal delivery or by otherwise furnishing such communications to stockholders on the internet, but no additional compensation will be paid to directors, officers or employees for such solicitation.  The Company will request brokers, banks and other nominees who hold shares of NIC common stock in their names to furnish the Notice and, if requested, printed proxy materials, to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Who can help answer my questions?

If you have any questions about the matters proposed in this Proxy Statement or the procedures for voting your shares, you should contact:

NIC Inc.
Attention: Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(877) 234-3468

_________________

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
_________________

NIC’s business and affairs are managed under the direction of the Board of Directors.  Currently, there are nine directors:  Harry H. Herington; Art N. Burtscher; Venmal (Raji) Arasu; Karen S. Evans; Ross C. Hartley; C. Brad Henry; Alexander C. Kemper; William M. Lyons; and Pete Wilson.  All of the directors are standing for election and their biographies appear on pages 23 to 26.

Governance Principles and Code of Business Conduct and Ethics

The Board of Directors has adopted Governance Principles that address the practices of the Board and, together with the Company’s Certificate of Incorporation, Bylaws and Board Committee charters, provide the framework for governance of NIC.  The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, directors and officers, including the Chief Executive Officer and the Chief Financial Officer.

The Governance Principles are available on the Company’s website at http://www.egov.com/investor-relations/governance-principles and the Code of Business Conduct and Ethics is available on the Company’s website at http://www.egov.com/investor-relations/code-of-business-conduct-and-ethics.

If you would like to receive a paper copy of the Governance Principles or the Code of Business Conduct and Ethics by mail, send your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.  The Company intends to disclose any changes in or waivers from its Code of Business Conduct and Ethics by posting such information on its website or by filing a Form 8-K with the SEC, as required.

Majority Vote Policy

The Governance Principles include a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Corporate Governance and Nominating Committee shall promptly consider the resignation and make a recommendation to the Board of Directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the Corporate Governance and Nominating Committee shall consider all factors it deems relevant and appropriate.

The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to the Board of Directors will not participate in the Corporate Governance and Nominating Committee’s consideration or Board action regarding whether to accept such tendered resignation.

We will promptly disclose the Board of Directors’ decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC, if required, or in another broadly disseminated means of communication.

Meetings of the Board

In 2016, the NIC Board of Directors had four regularly scheduled meetings and two special meetings, for a total of six meetings. Each of the Company’s directors attended 94% or more of the Board and committee meetings to which the director was assigned that were held during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member). The directors, in the aggregate, attended approximately 100% of the Board meetings during the fiscal year (or portion of the fiscal year during which he or she served as a director or committee member).  In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors.  The Board has access to management at all times.  Directors standing for election are encouraged to attend the Annual Meeting of Stockholders.  All directors standing for election at the 2016 Annual Meeting of Stockholders attended the meeting in person.

Independence

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ Stock Market (“NASDAQ”) and the criteria set forth in NIC’s Code of Business Conduct and Ethics and Governance Principles.  These standards include evaluating material relationships with NIC, if any, to the best of each director’s knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships.  Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that all of the directors, except Mr. Herington, are independent as required by applicable laws and regulations, by the listing standards of NASDAQ and by NIC’s Governance Principles.  The Board has also assessed the independence of the members of the Audit, Compensation, and Corporate Governance and Nominating Committees based on applicable laws and regulations, the listing standards of NASDAQ and NIC’s Governance Principles and has found all members of those committees to be independent.  The Board’s findings are included in the discussion of the committees below.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

NIC Inc.
Board of Directors [or committee name or director’s name, as appropriate]
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Also, stockholders can contact the Board of Directors at board@egov.com.

NIC will forward all such stockholder correspondence to the Board, committee or individual director, as appropriate.  This process has been approved by the independent directors of NIC.

Board Leadership Structure

Harry H. Herington serves as the Company’s Chairman of the Board and Chief Executive Officer.  Art N. Burtscher serves as the Lead Independent Director.  The Board believes that combining the positions of Chairman of the Board and Chief Executive Officer and having a Lead Independent Director provide an efficient and effective leadership model for the Company, combining clarity on strategy and decision-making with effective independent oversight.  The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Company and provides a single leader to guide the Company in executing the Company’s business strategy.  The Board does not believe that the Board’s independence is compromised by having a single person serve as Chairman of the Board and Chief Executive Officer.  The Board believes that having a Lead Independent Director ensures that a strong, independent director leads the Board’s independent directors and is a single point of contact for the Chairman on most routine Board items, especially between meetings.  The Board believes this structure avoids the management issues that often arise when the Chairman of the Board and Chief Executive Officer duties are separated.  Further, a Lead Independent Director helps facilitate dialogue between the Board and stockholders by specifically identifying an independent director available for consultation and communication.

Pursuant to the Company’s Bylaws, the Chairman of the Board is responsible for presiding over all meetings of the Board of Directors and performs such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Bylaws or by the Board or which he believes are appropriate.  The Lead Independent Director’s powers, duties and responsibilities established by the Board include the following:  (a) calling and presiding at executive sessions of the Board at which only independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the  independent directors; (b)  presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (c) having the authority to call meetings of the independent directors; (d) serving as liaison between the Chairman of the Board and the independent directors; (e) reviewing and/or supplementing materials sent to the Board that are initially prepared by or under the direction of the Chairman of the Board; (f) reviewing and/or supplementing meeting agendas for the Board that are initially prepared by or under the direction of the Chairman of the Board; (g) reviewing meeting schedules that are initially prepared by or under the direction of the Chairman of the Board in order to assure that there is sufficient time for discussion of all agenda items; (h) making recommendations to the Board regarding the structure of Board meetings; (i) recommending matters for consideration by the Board; (j) if requested by major stockholders, ensuring availability for consultation and direct communication as an independent point of contact; (k) collaborating with the Chairman of the Board on recommending tasks to be assigned to the appropriate committees; (l) with the approval of the Corporate Governance and Nominating Committee, overseeing the annual evaluation of the Board and its committees; (m) having the right to engage legal, financial and other advisers to represent the independent directors; (n) mentoring new independent directors; (o) with the approval of the Corporate Governance and Nominating Committee, making certain the CEO development and succession planning process is robust; (p) evaluating the Board education program; and (q) collaborating with the Chairman in facilitating consensus among Board members on key issues.

Risk Oversight

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company’s risks, including reviewing with management significant risk exposures potentially facing the Company and the policies and steps implemented by management to identify, assess, manage and monitor such exposures.  The Company’s Compensation Committee, consisting solely of independent directors, is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and reporting to the Audit Committee and the Board.  The Board is regularly informed through committee reports regarding the Company’s risks, and reviews and discusses such risks in overseeing the Company’s business strategy and operations.

Committees of the Board

As described below, there are three standing committees of the Board.  Each committee’s responsibilities, including those responsibilities delegated to such committee by the Board, are governed by a charter that is available on the Company’s website at http://www.egov.com/investor-relations, or by sending your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

The table below shows the members of each Committee of the Board:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Art N. Burtscher, Chairman	Alexander C. Kemper, Chairman	William M. Lyons, Chairman
Karen S. Evans	Venmal (Raji) Arasu	Venmal (Raji) Arasu
Alexander C. Kemper	Art N. Burtscher	Karen S. Evans
William M. Lyons	C. Brad Henry	C. Brad Henry
	Pete Wilson	Pete Wilson

The Audit Committee

The Audit Committee oversees management’s responsibility for the integrity of the Company’s accounting and financial reporting and systems of internal controls.  The Committee also oversees the performance of the Company’s independent registered public accounting firm and the Company’s compliance with legal and regulatory requirements.  In addition, the Committee has the responsibility to oversee the assessment and management of the Company’s risks.  The Audit Committee met five times during 2016.  The report of the Audit Committee is included in this Proxy Statement starting on page 20.

The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Governance Principles.  The Board of Directors has determined that at least one member of the Committee, Mr. Burtscher, qualifies as an “audit committee financial expert.”

The Compensation Committee

The Compensation Committee is responsible for the establishment and oversight of the Company’s executive compensation program.  The Committee also has responsibility for general oversight of the Company’s compensation policies and practices for all employees, particularly with respect to how such policies relate to the achievement of Company business goals and the Company’s management of risk.  It is the responsibility of the Committee to review, recommend and approve changes to the Company’s compensation policies and benefits programs and to otherwise ensure that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.  The Committee establishes the compensation levels of the Company’s Chief Executive Officer and the Company’s other executive officers, and reviews and makes recommendations to the Board regarding the level and form of the Company’s director compensation.  The Committee also administers the Company’s stock plans, including the 2014 Amended and Restated Stock Compensation Plan (the “2014 Stock Compensation Plan”) and the Amended and Restated Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).  The Committee also administers the NIC Inc. Executive Incentive Plan.  Finally, the Committee performs other duties related to compensation that the Board from time to time may assign.  The Compensation Committee held six meetings in 2016.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Governance Principles.

The Compensation Committee may delegate any of its responsibilities to sub-committees and may delegate day-to-day administration of incentive and employee benefit plans to appropriate Company personnel.  In addition, upon occasion, matters have been escalated from the Compensation Committee to the full Board of Directors for action when permitted under applicable SEC and NASDAQ rules and regulations.  The executive officers receive assignments from the Compensation Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization.  The Compensation Committee also tasks the executive team with the first, and subsequent, drafts of the executive compensation plan each year and with drafting revisions based upon Committee guidance.

The Compensation Committee has reviewed, with management, the design and operation of the Company’s compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and maximum caps on performance based pay for the Executive Leadership Team (as defined below), and has evaluated the relationship between the Company’s risk management and these arrangements.  The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The Committee has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities.  Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee conducts an independence assessment of such advisor pursuant to applicable NASDAQ and SEC rules, but the Compensation Committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.  The Compensation Committee also reviews and discusses with the appropriate officers of the Company any disclosures required under applicable SEC rules regarding conflicts of interest with respect to such advisors.

In November 2015, as further discussed below, the Compensation Committee, with the assistance of the executive team, engaged Semler Brossy Consulting Group, LLC (“SBCG”) to assess the Company’s management compensation structure, including executive compensation, for future periods and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics.  SBCG undertook  similar analyses in December 2013 and October 2016 with respect to the compensation of the Company’s non-employee directors.  As required under applicable SEC rules, the Company reviewed the relationships among SBCG and the Company’s directors and executive officers in order to assess whether the work performed by SBCG raised any conflicts of interest.  The Company did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times in 2016.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and NIC’s Governance Principles.  The Committee focuses on two primary areas: corporate governance and nomination of directors.

The Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company.  The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in NIC’s Governance Principles, which can be found on the Company’s website.  The Committee also oversees the Company’s stock ownership guidelines for non-employee directors and certain executive officers.

Nomination of Directors

The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors.  In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, stockholders, self-nominated individuals and a third-party search firm, which assists the Committee in identifying and evaluating potential nominees and arranges for Board interviews of several solicited candidates.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis.  A discussion of factors that the Committee may consider is included under “Election of Directors” in this Proxy Statement beginning on page 22.

The Committee will consider Board nominees recommended by stockholders who provide the recommendation in accordance with the procedures in the Bylaws for stockholder nominations of directors.  The Committee intends to apply the same standards in considering candidates submitted by stockholders and self-nominated individuals as it does in evaluating candidates submitted by members of the Board of Directors and members of management.

The Bylaws require that a stockholder who wishes to nominate an individual for election as a director at the Company’s 2018 Annual Meeting of Stockholders must give the Company advance written notice no earlier than 120 days and no later than 90 days prior to the anniversary date of this year’s Annual Meeting.  Accordingly, notice of any director nomination that a stockholder intends to present at the Company’s 2018 Annual Meeting must be received at the Company’s principal executive offices not earlier than January 2, 2018 and not later than February 1, 2018.   The Bylaws also require a stockholder who wishes to nominate an individual or himself or herself for election as a director to provide certain specified information.  This specified information includes, among other things, certain information about the stockholder and certain information about the nominee, such as the nominee’s name, address, principal occupation, relationship with the nominating stockholder, a completed questionnaire and the nominee’s written consent to being named a nominee and to serve as a director if elected.

Stockholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Notice of any director nominations for this year’s Annual Meeting must have been received no earlier than January 3, 2017 and no later than February 2, 2017.  NIC did not receive any stockholder nominations of directors within this timeframe.

The Board has determined that a majority of the Board members are independent directors.  Each nominee for director is an existing director standing for re-election.

Involvement in Certain Legal Proceedings

In connection with a settlement with the SEC in 2011 resolving its investigation related to the reimbursement and disclosure by the Company of expenses to Jeffery S. Fraser, the Company’s former Chairman of the Board and Chief Executive Officer, the Company and Harry H. Herington, Chairman of the Board and Chief Executive Officer, consented to a permanent injunction against future violations of certain provisions of the federal securities laws and SEC rules which are set forth in exhibits to the Current Report on Form 8-K filed by the Company with the SEC on January 12, 2011 describing the settlement.

_________________

DIRECTOR COMPENSATION
_________________

The structure and approach of the Company’s director compensation program in 2016 remained unchanged from 2015.

Under the Company’s current director compensation program, directors are entitled to the following cash compensation:  (1) an annual cash retainer of $35,000, (2) an annual cash retainer premium for committee chairs of $10,000 for the Audit Committee, $7,500 for the Compensation Committee and $5,000 for the Corporate Governance and Nominating Committee, (3) an annual cash retainer premium for committee members of $5,000 for the Audit Committee, $3,750 for the Compensation Committee and $2,500 for the Corporate Governance and Nominating Committee, and (4) an annual cash retainer premium of $10,000 for the Lead Independent Director.  New directors receive a prorated retainer for the portion of the year served on the Board until the next Annual Meeting of Stockholders.  From an equity compensation standpoint, the Company’s Board compensation program provides for an annual grant of service-based restricted stock with a grant date fair value of $90,000, which vests after one year.  The ratio of equity to cash compensation is approximately 70% to 30%, which is in line with SBCG’s recommendation of a preponderance of total value coming from equity compensation.

Upon first joining the Board, any new director will receive an award of restricted stock with an equivalent fair market value of $25,000 on the date of the award, which vests after one year.  Directors are entitled to cash dividends on shares of unvested restricted stock (including initial and annual share grants) in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.

Directors who are also executive officers of the Company do not receive compensation for service on the Board of Directors.  Therefore, Mr. Herington is not listed in the Director Compensation table below.

All directors are eligible to participate in the Company’s 2014 Stock Compensation Plan.  Non-employee directors are not eligible to participate in the Company’s Employee Stock Purchase Plan.  Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

In March 2011, the Company adopted a stock ownership policy applicable to non-employee directors and the Company’s Executive Leadership Team, as further discussed below under the Compensation Discussion and Analysis section beginning on page 28.

In December 2013, after three years of the Company operating under its previous director compensation program, the Compensation Committee engaged SBCG to update its assessment of director compensation.  For this study, SBCG used the same peer group of companies that it used when the Compensation Committee engaged SBCG for an executive compensation study in December 2012.  However, since December 2012, two of the 19 peer group companies were acquired, resulting in 17 companies used for this analysis.  SBCG determined that director cash compensation levels were generally competitive; however, equity, and by extension, total compensation levels were low compared to the peer group median. In addition, although general committee compensation was, on the whole, competitive to market, Compensation Committee pay – for both members and the chairman – was low compared to market, as requirements of compensation committees have intensified in recent years, largely driven by Say on Pay and related regulations.  Finally, the four-year vesting period for annual restricted stock grants to all independent directors was long relative to competitive practice. Based on the results of the study, the Compensation Committee approved the Company’s current compensation program for directors effective in May 2014.

The following table provides information on the compensation of non-employee directors in 2016.

Director Compensation in Fiscal 2016 (1)

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	All Other Compensation ($) (g)	Total ($) (h)
Art N. Burtscher (3)	58,750	90,000	3,617	152,367
Venmal (Raji) Arasu (4)	41,250	90,000	3,039	134,289
Karen S. Evans (5)	42,500	90,000	3,617	136,117
Ross C. Hartley (6)	35,000	90,000	3,617	128,617
C. Brad Henry (7)	41,250	90,000	3,617	134,867
Alexander C. Kemper (8)	47,500	90,000	3,617	141,117
William M. Lyons (9)	45,000	90,000	3,617	138,617
Pete Wilson (10)	41,250	90,000	3,617	134,867

(1)
The Option Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 10 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.  The grant date fair value does not reflect dividends payable on unvested shares of restricted stock.  The value of dividends declared on unvested shares of restricted stock is reported in the All Other Compensation column and not in the Stock Awards column.

(3)	All Other Compensation for Mr. Burtscher consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Mr. Burtscher directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

(4)	All Other Compensation for Ms. Arasu consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 4,675 unvested shares of restricted stock.

At December 31, 2016, Ms. Arasu directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017.

(5)	All Other Compensation for Ms. Evans consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Ms. Evans directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

(6)	All Other Compensation for Mr. Hartley consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Mr. Hartley directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

(7)	All Other Compensation for Governor Henry consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Governor Henry directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

(8)	All Other Compensation for Mr. Kemper consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Mr. Kemper directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

(9)	All Other Compensation for Mr. Lyons consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Mr. Lyons directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

(10)	All Other Compensation for Governor Wilson consists of a cash dividend equivalent of $0.65 per share, declared by the Company in November 2016, on 5,565 unvested shares of restricted stock.

At December 31, 2016, Governor Wilson directly owned the following unvested restricted stock awards:

(i) 4,675 unvested service-based restricted shares, which vest on May 2, 2017; and

(ii) 890 unvested service-based restricted shares, which vest on May 7, 2017.

The Board determines the terms and conditions of any such equity awards, including those that apply upon the termination of a non-employee director's service as a Board member.

_________________

REPORT OF THE AUDIT COMMITTEE
_________________

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2016 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.

In addition, the Audit Committee has received from and discussed with management and the independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required by the Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16 (codified as Auditing Standard No. 1301), “Communications with Audit Committees,” as modified or supplemented.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Audit Committee necessarily rely on the information provided to them by management, internal audit and the independent registered public accounting firm.

Based upon the reports and discussions described in this report, in reliance on management, internal audit and the independent registered public accounting firm, and subject to the limitations of our role, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee
Art N. Burtscher (Chairman)
Karen S. Evans
Alexander C. Kemper
William M. Lyons

Employee Complaint Procedures for Accounting and Auditing Matters

The Board has adopted a Reporting Hotline Policy (which includes employee complaint procedures for accounting and auditing matters) for the Company’s employees and others, which can be found on the Company’s website.  This document contains procedures for the Audit Committee to oversee the process for handling Reporting Hotline complaints regarding internal accounting controls or auditing matters, or possible illegal, unethical or improper conduct as part of a Company-wide effort to allow for the confidential and anonymous submission by employees, contractors, suppliers and others of reports regarding such matters. The Company has retained the services of NAVEX Global Inc. (formerly Ethicspoint.com) to provide an anonymous hotline reporting service independent of the Company.  This service also allows employees and others to file an anonymous report of misconduct by web form, telephone or mail.  The website address and telephone number for submitting concerns or complaints are egov.ethicspoint.com and (855) 290-3374.  Concerns or complaints can also be mailed to:

NAVEX Global Inc.
6000 Meadows Road, Suite 200
Lake Oswego, OR 97035

_________________

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
_________________

The Board of Directors currently consists of nine directors.  Each of the nominees listed below is an incumbent director. The nomination of all nine nominees to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.  The nine nominees receiving the most votes will be elected.  Abstentions and broker non-votes have no effect on the election.  Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve.  However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees.  If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a stockholder.

We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to the Board of Directors.  The policy is more fully described above under the “Structure and Practices of the Board of Directors —Governance Principles and Code of Business Conduct and Ethics—Majority Vote Policy” section of this Proxy Statement.

If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card.  If you do not wish your shares to be voted for a particular nominee, you should note that nominee’s name in the exception space provided on the proxy card.  The following biographies provide information about each nominee’s principal occupation and business experience, age, and other directorships, as well as current NIC Board committee memberships.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR each of the nominees.

Name	Age	Position
Harry H. Herington	57	Chairman of the Board and Chief Executive Officer
Art N. Burtscher	66	Lead Independent Director
Venmal (Raji) Arasu	47	Director
Karen S. Evans	57	Director
Ross C. Hartley	69	Director
C. Brad Henry	53	Director
Alexander C. Kemper	51	Director
William M. Lyons	61	Director
Pete Wilson	83	Director

The following is a brief description of the business experience of each nominee for director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director for the Company, in light of the Company’s business and structure.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis, which may include experience, knowledge, skills, expertise, integrity, diversity of background and perspective, ability to make independent analytical inquiries, understanding of the Company’s business environment, the interplay of the candidate’s experience with that of the other Board members and willingness to devote adequate time and effort to Board responsibilities. While the Company does not have a formal diversity policy, the Company believes that the Board’s deliberative process benefits from a reasonable diversity of backgrounds and perspectives. In reviewing the re-nomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC’s business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

Harry H. Herington became the Company’s Chief Executive Officer in February 2008 and became the Chairman of the Board in May 2008.  He was elected to the Board of Directors in October 2006.  Mr. Herington served as President from May 2006 until February 2008 and as Chief Operating Officer from May 2002 until October 2006.  He served as one of the Company’s directors from May 1998 to February 1999.  He has also served as President of NICUSA, Inc., a wholly owned subsidiary of the Company, since 1998 and served as a manager of various subsidiaries of NICUSA, Inc. until January 2016. In addition, Mr. Herington has held numerous positions of authority and responsibility with the Company since 1995 as well as several positions of authority with other business and government organizations, which enables him to provide valuable leadership and insight into the Company’s strategic direction. By reason of his early involvement and efforts, Mr. Herington is considered a founder of NIC as it became a national company.  Mr. Herington is also involved in numerous civic and non-profit activities.  Mr. Herington holds a B.S. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

Art N. Burtscher has served as one of the Company’s directors since 2004, and was elected Lead Independent Director in February 2008.  He chairs the Audit Committee.  Mr. Burtscher currently serves as President-Western Region of Westwood Trust, a wholly-owned subsidiary of Westwood Holdings Group, LLC and a provider of trust services and a sponsor of common trust funds.  He served as Senior Vice President of Westwood Trust from 2010 through 2012.  Mr. Burtscher served as Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm, from 2004 to 2010. From 2000 to 2004, he was President of McCarthy Group Asset Management.  He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank, N.A.  Mr. Burtscher currently serves on the boards of directors of American National Bank, Jet Linx, LLC, the Silverstone Group and Westwood Trust.  Mr. Burtscher’s extensive experience in the financial services industry enables him to provide valuable contributions to the Board regarding financial, business and investment matters and to serve as the audit committee financial expert. He graduated from Fort Hays State University in Kansas with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

Venmal (Raji) Arasu has served as one of the Company’s directors since May 2015.  Ms. Arasu is currently Senior Vice President CTO-Dev of Intuit Inc. (NASDAQ: INTU), which creates business and financial management solutions that help simplify the business of life for small businesses, consumers and accountant professionals. In her role she leads an organization that builds critical platforms and services for the different business units at Intuit.  Ms. Arasu previously served as the Chief Technology Officer for StubHub, Inc., the online and mobile ticketing marketplace subsidiary of eBay Inc. (NASDAQ: EBAY), from November 2011 to January 2016.  At eBay, she also served as the Vice President of Engineering, Managed Marketplaces from 2010 to 2011, the Vice President of Engineering, Trading from 2008 to 2010, and in other positions of increasing authority from 2001 to 2008.  Her responsibilities at eBay grew from her start in 2001 as a senior manager, managing a team of developers, to her position as Chief Technology Officer of StubHub, where she managed the product and engineering assets and was responsible for a global product, engineering, quality, data and technical operations team that supported StubHub’s online and mobile ticketing marketplace.  Prior to joining eBay, Ms. Arasu served in positions of increasing authority at numerous technology companies.  She is also actively involved in civic and non-profit organizations focused on empowering women in technology.  The Board relies on Ms. Arasu’s extensive experience in technology, including the areas of mobile technologies, payment processing, and the development process, in guiding the Company’s business strategy.  Ms. Arasu holds a Bachelor’s degree in Computer Engineering from Pune University, in Pune, India.

Karen S. Evans has served as one of the Company’s directors since October 2011.  Ms. Evans is currently the National Director of U.S. Cyber Challenge, a nationwide talent search and skills development program focused on the cyber workforce, as well as an independent consultant, providing guidance in the areas of leadership, management, and the strategic use of information technology.  Ms. Evans previously served as the de facto Chief Information Officer for the United States federal government as the Administrator of the Office of Electronic Government and Information Technology (IT) at the United States Office of Management and Budget, as well as the Chief Information Officer for the United States Department of Energy and the Director of the Information Resources Management Division, Office of Justice Programs in the United States Department of Justice. Her responsibilities additionally involved information security, privacy and access to, dissemination of and preservation of government information.  The Board relies upon Ms. Evans’ extensive experience in federal government and information technology in guiding the Company’s business strategy.  Ms. Evans holds a bachelor’s degree in chemistry and a Master’s degree in business administration from West Virginia University.

Ross C. Hartley, one of the Company’s founders, served as a director when the original companies were formed beginning in 1991 that were later combined to form NIC Inc.  He became one of NIC Inc.’s directors upon its formation in 1998. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. Mr. Hartley retired from all active work in 2000 and since that time has managed his own investments.  He served as a director of Empire District Electric Company (NYSE: EDE), a public utility located in Joplin, Missouri, until January 2017.  Mr. Hartley’s extensive experience with the Company since its founding and extensive business experience enables him to provide valuable guidance to the Board in overseeing the Company’s business. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

C. Brad Henry has served as one of the Company’s directors since October 2011.  Governor Henry is currently of counsel to the national business law firm of Spencer Fane LLP and a founding member of Henry-Adams Companies, LLC, a general and business development consulting firm. In 2010, Governor Henry was appointed by President Barack Obama to the six-member Council of Governors, which works closely with the Secretary of Defense, the Secretary of Homeland Security, and other defense and national security advisors on the synchronization and integration of state and federal military services.  He served as governor of the State of Oklahoma for two consecutive terms ending in 2011, the maximum allowed under Oklahoma law. Governor Henry previously served as Chairman of the Council of State Governments, the Southern Growth Policies Board, and the Interstate Oil and Gas Compact Commission, and he currently serves on the boards of CFSII, Inc., the Center for Consumer Recovery, Inc., the Executive Committee of the Muscular Dystrophy Association, and was a charter member of the Governors' Council of the Bipartisan Policy Center.  Prior to his election as governor, he practiced law and served 10 years in the Oklahoma State Senate, chairing the Senate Judiciary Committee and serving as vice-chair of the Senate Economic Development Committee.  The Board relies upon Governor Henry’s extensive experience in state government and industry in guiding the Company’s business strategy.  Governor Henry holds a bachelor’s degree in economics from the University of Oklahoma and a J.D. degree from the University of Oklahoma School of Law, where he served as managing editor of the Law Review.

Alexander C. Kemper has served as one of the Company’s directors since 2007.  He chairs the Compensation Committee.  Mr. Kemper is the chairman of the board of The Collectors Fund, a private equity fund focused on alternative asset classes, and serves as chairman and chief executive officer of C2FO, a leading provider of payment optimization technology and early cash flow delivery for corporations.  He founded Perfect Commerce Inc., an application service provider for internet sourcing and procurement tools and related professional services, and served as chairman and chief executive officer from 2000 to 2006.  Under his leadership, Perfect Commerce created the Open Supplier NetworkTM (OSNTM) and became the largest and fastest growing provider of on-demand supplier relationship management (SRM) technology in the United States.  Before founding Perfect Commerce, Mr. Kemper was the chairman of the board and CEO of UMB Bank, N.A. and CEO of UMB Financial Corp., a NASDAQ-traded financial services company with assets of more than $10 billion. He is an active angel and venture investor and currently serves on several corporate boards, including UMB Financial Corp. (NASDAQ: UMBF), UMB Bank, AXA Art, USA (NYSE: AXA), Sipvine and BATS Exchange, one of the largest stock and option exchanges in the world. Mr. Kemper has extensive experience in finance, banking, investment, management and board service, as well as extensive experience with technology companies, which enables him to provide valuable guidance to his fellow directors on such matters. Mr. Kemper holds a B.A. degree from Northwestern University.

William M. Lyons has served as one of the Company’s directors since 2009. He chairs the Corporate Governance and Nominating Committee.  Mr. Lyons was president and chief executive officer of American Century Companies, Inc., a Kansas City-based investment manager, until his retirement in March 2007. Mr. Lyons joined American Century in 1987 as assistant general counsel and during his tenure also served as its general counsel, executive vice president, and chief operating officer. Mr. Lyons was named president in 1997 and chief executive officer in 2000. Mr. Lyons also served as a director of American Century Companies, Inc. and numerous investment companies affiliated with American Century Companies, Inc. While at American Century, Mr. Lyons also was a senior executive of several operating subsidiaries, including American Century Investment Management, Inc., American Century Investment Services, Inc., and American Century Services Corp. He is currently a member of the board of directors of Morningstar, Inc. (NASDAQ: MORN), The NASDAQ Stock Market LLC, and other civic and not-for-profit entities. Mr. Lyons’s leadership of American Centuries Companies, Inc. through a period of substantial growth enables him to provide valuable guidance to the Board on business strategy and financial matters. Mr. Lyons holds a bachelor’s degree in history from Yale University and a J.D. degree from Northwestern University School of Law.

Pete Wilson has served as one of the Company’s directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999.  Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California from 1983 to 1991, and served as the mayor of San Diego, California from 1971 to 1983.  Governor Wilson is a principal at Wilson Walsh Consulting Group, a business consulting firm.  He is also of counsel to Browne George Ross LLP. Governor Wilson is also a director of The Irvine Company, and U.S. TelePacific Corp, and is a director and founder of the California Mentoring Foundation. He is a former member of the California State Chamber of Commerce Board of Directors, and a member and Founding Chair of the Southern California Leadership Council.  Governor Wilson is a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, and serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Foundation, and the Criminal Justice Legal Foundation. He is past Chair (current Capital Campaign Chair) of the National World War II Museum.  Governor Wilson is also a former member of the Defense Policy Board (advisory to the Secretary of Defense) and the President’s Foreign Intelligence Advisory Board and formerly served on the Thomas Weisel Partners board of advisors.  The Board draws upon Governor Wilson’s extensive experience inside and outside government in overseeing the Company’s business strategy and developing relationships with government partners.  He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley).  After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR the election of Messrs. Herington, Burtscher, Hartley, Henry, Kemper, Lyons and Wilson and Mses. Arasu and Evans.

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EXECUTIVE COMPENSATION
_________________

REPORT OF THE COMPENSATION COMMITTEE
_________________

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) portion of this Proxy Statement with management.  Based on the Committee’s review and discussions, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee
Alexander C. Kemper (Chairman)
Venmal (Raji) Arasu
Art N. Burtscher
C. Brad Henry
Pete Wilson

_________________

COMPENSATION DISCUSSION AND ANALYSIS
_________________

Philosophy and Objectives of the Executive Compensation Program

For the fiscal year ended December 31, 2016, our named executive officers (“named executive officers” or “NEOs”) as defined by SEC regulations for compensation disclosure purposes included our four Executive Leadership Team members and one current and one former member of our Senior Management Steering Group as follows:

Name	Title
Harry H. Herington	Chairman of the Board and Chief Executive Officer
Stephen M. Kovzan	Chief Financial Officer
Robert W. Knapp, Jr.	Chief Operating Officer
Jayne Friedland Holland	Chief Security Officer
William A. Van Asselt	General Counsel
Ron E. Thornburgh	Senior Vice President of Business Development (from January through September of 2016) and Vice President of Digital Government Advocacy (beginning in October of 2016)

Mr. Herington, in his role as Chief Executive Officer, has formally designated an Executive Leadership Team, comprised of the Company’s most experienced senior executives having the most knowledge about the Company and its operations.  The Executive Leadership Team provides advice and counsel to Mr. Herington on a regular basis and assists in formulating strategy and tactics for furthering the Company’s business.  Executive Leadership Team members for 2016 were Messrs. Herington, Kovzan, and Knapp and Ms. Holland.

Mr. Herington also formally designated a Senior Management Steering Group to provide a forum for discussing risks and opportunities identified by the various NIC divisions that might affect the growth and stability of the Company.  The Senior Management Steering Group is comprised of the Executive Leadership Team, as well as Mr. Van Asselt.  Mr. Herington regularly consults with this broader group of senior management.  Mr. Thornburgh transitioned to the position of Vice President of Digital Government Advocacy in October 2016 and upon such transition no longer served as an executive officer or as a member of the Senior Management Steering Group.

The Company is committed to increasing stockholder value through profitable growth and the execution of specific strategies.  Superior performance by our executive team is essential to these goals, so we have structured our executive pay programs to attract and retain talented, highly-qualified executives, to reward performance through incentive compensation and to align the interests of executives and stockholders through longer-term equity-based compensation.  The Company’s Compensation Committee (referred to in this CD&A as the “Committee”) has adopted a straightforward approach to executive compensation, whereby material components of pay are tied to elements of the Company’s financial performance.  This approach reinforces the Company’s commitment to collaboration for the benefit of the Company, particularly among its Executive Leadership Team.  The Committee structures its compensation programs to align executive and stockholder interests, by fostering a team-based environment that recognizes the Company’s entrepreneurial history and strong record of financial performance.

Also, the Committee considers carefully the views and input of stockholders when determining executive pay.  On May 3, 2016, stockholders voted strongly in favor of the Company’s approach to executive compensation – 97% of the votes cast on the advisory ‘say on pay’ resolution were voted in favor of the resolution.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer, Chief Financial Officer and other executive officers attended portions of Committee meetings throughout the year in order to provide information and help explain data relating to matters considered by the Committee.  Executive officers, however, were not present during deliberations or determination of their respective compensation or during executive sessions.  In addition, our Chief Executive Officer and Chief Financial Officer submitted recommendations to the Committee regarding salary, bonus, equity compensation, performance goals and overall compensation levels for executive officers.  All decisions regarding the compensation of executive officers ultimately were made solely by the Committee, which considered these recommendations and exercised its discretion to modify certain recommended adjustments or awards based on a number of factors considered by the Committee, as described below.  The Committee’s determinations regarding compensation, including the performance targets for annual cash compensation and performance-based restricted stock, were generally consistent with the recommendations of management.

The Executive Compensation Program for Messrs. Herington, Kovzan and Knapp and Ms. Holland

The Committee has maintained a very consistent approach and structure for compensation of the specified members of the Executive Leadership Team since 2008, with modest adjustments from year to year, determined by the Committee, to maintain strong alignment with our business objectives and organizational context.  The core program is comprised of base salary, short-term cash incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component. The Company believes the mix of short-term incentive and base cash compensation and longer-term service-based and performance-based equity compensation continues to best promote the Committee’s goals of executive retention, rewarding and providing incentives for short-term and long-term performance and aligning the interests of executives and stockholders.

The Committee has retained a compensation consultant approximately every third year to provide updated information and analysis to the Committee.  The Committee retained a compensation consultant in connection with its determination of compensation of the members of the Executive Leadership Team for 2016. The Committee considered a number of factors, including the study prepared by the compensation consultant that informed executive compensation decisions in 2016, as described below, in making decisions on the compensation program for 2016.

2016 Executive Compensation Study. In the fall of 2015, the Committee engaged SBCG (given SBCG’s familiarity with the Company’s compensation program in addition to the Committee’s satisfaction with the compensation consulting services provided by SBCG in the past) to update its assessment of the Company's compensation program. The Committee requested the 2016 study in keeping with its past practice to assess the Company’s compensation program relative to market approximately once every three years and to incorporate the Chief Security Officer position into the executive compensation program, given Ms. Holland’s promotion to the Executive Leadership Team in 2015.  The purpose of the study was to assist the Committee in making compensation determinations for 2016. Specifically, the Committee asked SBCG to:

•	Review and update the peer group, if necessary, used to benchmark executive compensation levels; and
•	Perform a competitive assessment of target pay opportunities for the Executive Leadership Team against the peer group and broader market survey data.

The peer group developed pursuant to the last study performed by SBCG for 2013 consisted of 19 companies in similar businesses and of comparable size to NIC at the time.  Since the 2013 study, five of the 19 peer group companies were acquired or taken private, reducing to 14 the number of viable peers.  The five companies no longer included in the NIC peer group are Open Table, Inc. (OPEN), Official Payments Holdings, Inc. (OPAY), Online Resources Corp. (ORCC), Vocus Inc. (VOCS) and Move Inc. (MOVE). To offset the loss of the five companies, SBCG screened the broader market using several filters for additional peers and identified four companies for inclusion with similar business focus and customers to NIC (although not necessarily direct competitors), of comparable organizational size relative to NIC, and with similar multiples of market valuation to revenue to NIC.  The 18 members of the new peer group are as follows (new members of the peer group denoted by *):

ACI Worldwide, Inc. (ACIW)	j2 Global, Inc. (JCOM)
Blackbaud Inc. (BLKB)	Liquidity Services, Inc. (LQDT)
Bottomline Technologies, Inc. (EPAY)	LivePerson Inc. (LPSN)
CoStar Group Inc. (CSGP)	LogMeIn, Inc. (LOGM)*
DealerTrack Holdings Inc. (TRAK)	Perficient Inc. (PRFT)
DHI Group, Inc. (DHX)**	Stamps.com, Inc. (STMP)*
Ebix, Inc.(EBIX)*	Tyler Technologies Inc. (TYL)
EPIQ Systems Inc.(EPIQ)	VASCO Data Security International, Inc. (VDSI)*
Higher One Holdings, Inc. (ONE)**	XO Group Inc. (XOXO)

**Since the 2016 study, DealerTrack Holdings Inc. and Higher One Holdings, Inc. have been acquired.

SBCG’s 2016 study indicated that total pay opportunities (cash, annual cash incentive and long-term equity incentives) for the four members of the Executive Leadership Team were generally at the low end of the competitive range compared to market (being the 18-member peer group), with the largest shortcoming attributable to long-term equity-based incentives.  At the Committee’s direction, SBCG looked to the 25th and 50th percentiles of market as key competitive pay boundaries for NIC, with the 25th percentile as the low end of the competitive range, and the 50th percentile as the high end, taking into consideration NIC’s overall size compared to many peer group members.  To this end, SBCG’s study indicated that NIC’s annual revenue was somewhat below the median of peers, with other measures of company size and scope, such as market value and profitability above peer medians, and assets and employee count below peer medians.  Specifically, the study indicated that:

•
Base salaries were generally at the 25th percentile of market for the Chief Executive Officer, Chief Financial Officer and Chief Security Officer, and below the 25th percentile for the Chief Operating Officer;

•
Target total annual cash (i.e., base salary and annual cash incentive) was at the 25th percentile of market for the Chief Executive Officer and below the 25th percentile for the Chief Financial Officer, Chief Operating Officer and Chief Security Officer; and

•	Target total annual compensation, inclusive of long-term, equity-based incentives, was below the 25th percentile for total pay for all four members of the Executive Leadership Team.

In terms of mix of pay between cash and equity, SBCG’s study indicated that long-term equity incentive opportunities were light in the overall mix of pay relative to competitive practice. SBCG recommended long-term equity incentives as the most natural lever to ensure the overall competitiveness of the Company’s executive compensation program going forward, and in doing so, linking incremental pay to longer-term Company performance and shareholder value.

Changes to executive compensation for 2016, in part stemming from SBCG’s study.  Building from the results of the 2016 study, the Committee Chair, in consultation with SBCG, developed pay recommendations for the Committee to consider in setting 2016 compensation for each of the four members of the Executive Leadership Team. In doing so, the Chair and the Committee targeted greater differentiation of pay among members of the Executive Leadership Team going forward – to more appropriately reflect differences in span of control, prominence and impact to the Company across executive roles, which also more closely reflects prevailing competitive practice in the market. In the past, certain members of the Executive Leadership Team, other than the Chief Executive Officer, had identical pay opportunities for base salary, annual cash incentive and long-term equity incentive. In determining pay opportunities going forward, as well as the greater differentiation in those pay opportunities, the Committee considered Company performance and the contributions of each of the four members of our Executive Leadership Team. The Committee also desired a continuation of the Company’s strong pay-for-performance philosophy with a primary emphasis on increasing executive compensation via performance-based incentives, and in particular, longer-term, equity-based pay.

In developing fresh pay opportunities for the Executive Leadership Team, the Committee, with input from SBCG, carried an underlying intention to increase total pay opportunities for the Executive Leadership team, in the aggregate, to more closely align with the 25th percentile levels of market (again, in part given the Company’s size relative to the peer group). At the same time, the Committee held constant the current structure of the compensation program for the Executive Leadership Team, consisting of base salary, an annual cash incentive, and a two-pronged, long-term equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a Company performance-based component.  Specifically, the Committee approved the following pay increases for each of the four members of the Executive Leadership Team (these changes reflect all of the performance and market factors above including that Executive Leadership Team pay levels have largely remained unchanged for three years, since 2013).  SBCG and the Committee both acknowledged the larger step-up in pay levels and determined the resulting pay levels to be reasonable and appropriate for NIC.

•
Chief Executive Officer (Mr. Herington):  a 4% increase in both annual base salary and target cash incentive opportunity, and a 30% increase in total target long-term equity incentives – collectively, an 18% increase in target annual total pay, placing Mr. Herington’s target annual pay opportunities approximately at the 25th percentile of market.

•
Chief Operating Officer (Mr. Knapp):  a 6% increase in annual base salary, a 33% increase in target annual cash incentive opportunity, and a 68% increase in total target long-term equity incentives – collectively, a 38% increase in target annual total pay, placing Mr. Knapp’s target annual pay opportunities approximately at the 25th percentile of market, making Mr. Knapp the second highest paid member of the Executive Leadership Team and positioning him along the Chief Executive Officer succession path.

•
Chief Financial Officer (Mr. Kovzan): a 6% increase in annual base salary, a 15% increase in target annual cash incentive opportunity, and a 33% increase in total target long-term equity incentives – collectively, a 19% increase in target annual total pay, placing Mr. Kovzan’s target annual pay opportunities approximately at the 25th percentile of market, making Mr. Kovzan the third highest paid member of the Executive Leadership Team.

•
Chief Security Officer (Ms. Holland): a 3% increase in annual base salary, a 24% increase in target annual cash incentive opportunity, and a very significant 194% increase in total target long-term equity incentives – collectively, a 48% increase in target annual total pay, placing Ms. Holland’s target annual total pay approximately at the 25th percentile of market, making Ms. Holland the fourth highest paid member of the Executive Leadership Team. The increase in target annual total pay for Ms. Holland was the largest of the four members of the Executive Leadership Team, in part because Ms. Holland’s pay was substantially lower in 2015 – particularly her long-term equity incentive opportunity – before she and her security role were part of the Company’s Executive Leadership team.

On February 22, 2016, the Committee approved executive compensation for 2016, fully incorporating SBCG’s pay recommendations, and made certain other changes to the executive compensation program based on input from management and the Committee.

For 2015 and 2014, the Committee did not make any changes to the executive compensation program, except for updating certain performance goals.  There were no changes to base salaries of the Executive Leadership Team or to the basic structure of the executive compensation program.

Base salary.  In 2016, based upon the factors described above, the Committee increased base salaries for each of the members of the Executive Leadership Team as follows:

Name	Previous Base Salary	New Base Salary	Percentage Increase
Harry H. Herington	$479,500	$500,000	4%
Stephen M. Kovzan	$306,000	$325,000	6%
Robert W. Knapp, Jr.	$306,000	$325,000	6%
Jayne Friedland Holland	$306,000	$315,000	3%

Annual cash incentives.  Annual cash incentives place a portion of annual compensation at risk to encourage behavior and drive results that create value for the Company’s stockholders in the near term.

As further discussed below under “The Executive Incentive Plan and Tax Considerations,” the 2016 annual cash incentive was granted under the Management Annual Incentive Plan for Senior Executives, or MAIPSE, which establishes initial performance requirements, or the “outer layer,” pursuant to which an executive may earn the right to receive the maximum award under the NIC Inc. Executive Incentive Plan, which provides an upper limit on cash bonuses to be awarded upon achievement of certain objective performance goals.  The outer layer component of the MAIPSE for 2016 was as follows:  positive net income, as reported on NIC’s consolidated statement of income for the 2016 fiscal year, or total revenues, as reported on NIC’s consolidated statement of income, that equal or exceed $292 million for the 2016 fiscal year.  NIC achieved both of these qualifications for the 2016 fiscal year and thus the executives achieved the Section 162(m) maximum incentive award possible, which is the lesser of (a) 200% of the officer’s base salary on the last day of 2016, or (b) $2.5 million, as step one in the process.

As the next step in the process, the yearly “inner layer” component of the MAIPSE established the criteria within which the Committee would exercise its discretion for awards based upon attainment of Company financial goals that will be used to determine actual award amounts that are below the Section 162(m) maximum incentive award.  The Committee in effect uses its “negative discretion” to reduce the Section 162(m) maximum awards, as it deems appropriate, based on the Company’s financial performance relative to these pre-determined criteria.  Within these boundaries, the Committee has discretion to vary the actual awards to take into consideration the particular events of the year in coming to its final award for each executive officer.  The following is a discussion of the inner layer component of the MAIPSE.

The 2016 MAIPSE measures annual Company performance using the following key financial metrics as performance criteria:

•	Operating income: 67% weighting
•	Total revenues: 33% weighting

Management and the Committee believe that these metrics drive stockholder value in the near term and comprise a strong pay-for-performance relationship.  The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and may be derived directly from the face of the consolidated statements of income included in the Company’s Annual Report on Form 10-K for the applicable annual period.  For 2016, management recommended and the Committee approved removing the return on invested capital performance criterion used in prior years and retaining operating income and total revenues as the exclusive criteria, as management and the Committee generally believe a longer-term horizon to evaluate the effect of return of capital decisions (such as dividends) and internal capital allocation decisions (such as capital expenditures and operational investments in growth initiatives) on return on invested capital is more appropriate.  However, as further discussed below, the Committee retained the return on invested capital metric for the long-term, performance-based equity incentive, as management and the Committee continue to believe it is a significant driver of stockholder value over the long term.

For 2016, the Committee retained “target” performance levels for the Company for operating income and total revenues based upon the Company’s 2016 annual budget approved by the Board of Directors.

Performance of the Company at the target level is intended to result in an annual cash incentive at a specified percentage of the executive’s base salary. The Committee also determined a range of possible cash incentives above and below target performance for achieving “threshold” and “superior” performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation is to be used.  No payments are to be awarded under the plan with respect to a performance criterion if threshold performance with respect to that criterion is not achieved, and no additional payments are to be awarded for performance in excess of the superior level.

For 2016, taking into account the current mix of compensation, the changes made in 2016 and management’s recommendations, among other factors, the Committee decided to maintain the percentage levels of base salary and target multiples from 2015 for determining potential payouts to the Chief Executive Officer, as follows:

Chief Executive Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	50%	50%	0.5 X target
Target	100%	100%	1.0 X target
Superior	167%	167%	1.67 X target

For 2016, taking into account the current mix of compensation and the other factors described above, and with the intention of increasing the target total annual compensation opportunity over a multi-year period as described above, with the emphasis on increasing incentive pay, the Committee increased the 2016 percentage levels of base salary for the Chief Financial Officer and Chief Operating Officer as follows:

Chief Financial Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	30%	32.5%	0.5 X target
Target	60%	65%	1.0 X target
Superior	100%	108.6%	1.67 X target

Chief Operating Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	30%	37.5%	0.5 X target
Target	60%	75%	1.0 X target
Superior	100%	125%	1.67 X target

The Chief Security Officer’s annual cash incentive target was 25% of base salary for fiscal 2015, and was based on a pre-established Company annual operating income goal.  If the annual operating income goal had not been achieved, no annual cash incentive would have been paid, unless otherwise provided.  For 2016, taking into account the current mix of compensation and the other factors described above, and with the intention of increasing the target total annual compensation opportunity over a multi-year period as described above, with the emphasis on increasing incentive pay, the Committee increased the 2016 percentage levels of base salary for the Chief Security Officer, as follows:

Chief Security Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	0%	15%	0.5 X target
Target	25%	30%	1.0 X target
Superior	0%	50%	1.67 X target

Threshold performance for incentive awards under each performance criterion was 0.5 times target in 2016 and for superior performance each criterion was 2 times target, the same as in 2015 and 2014.  Furthermore, the maximum total incentive payout for the two performance criteria when combined was capped at 1.67 times target, the same as in 2015 and 2014.

The difference in target percentage levels for each member of the Executive Leadership Team reflects differences in the scope of duties and responsibilities and, in part, the “gap to market” for total cash compensation determined in the SBCG 2016 study as discussed above, for each specified member of the Executive Leadership Team.

The following table sets forth what constituted threshold, target and superior Company performance levels for the performance criteria included in the MAIPSE for 2016:

Performance Levels
Performance Criteria	Threshold	Target	Maximum

Operating income	90% of budget	Budget	110% of budget

Total revenues	95% of budget	Budget	105% of budget

With respect to the likelihood of the Company achieving its annual budget goals, the Company establishes what it considered to be ambitious, yet achievable, annual budgets, whereby over time, approximately half of actual results would fall above or below budgeted performance.  Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past performance with respect to these metrics generally and relative to budget.

After the end of the 2016 fiscal year, the Committee determined the Company’s actual financial performance for the two performance criteria as follows:

Performance Criteria	2016 Actual Performance	2016 Target Performance	Actual Performance As % of Target	Payout As % of Target	Weighting	Weighted Payout As % of Target

Operating income	$77,857,989	$72,092,904	108.0%	180.0%	67%	120.6%

Total revenue	$317,914,670	$315,940,615	100.6%	112.5%	33%	37.1%

			Total Payout as % of Target			157.7%

An annual incentive payment equaling approximately 157.7% of the target opportunity, as noted in the table above, was paid to Messrs. Herington, Kovzan and Knapp and Ms. Holland in early 2017 based on the Company’s financial performance in relation to the performance criteria and performance levels included in the annual cash incentive plan for 2016.  The annual cash incentive payments for 2016 were, as follows:

Name	2016 Annual Cash Incentive Payout	2016 % of Base Salary
Harry H. Herington	$788,510	157.7%
Stephen M. Kovzan	$333,145	102.5%
Robert W. Knapp, Jr.	$384,399	118.3%
Jayne Friedland Holland	$149,028	47.3%

Long-term, equity-based incentives.  As determined by the Committee, the Company’s long-term, equity-based incentive for the specified members of the Executive Leadership Team included in the executive compensation program provides for annual restricted stock grants with a service-based component and a Company performance component to compensate executives with regard to the Company’s long-term growth objectives.

Service-Based Component

For 2016, taking into account the current mix of compensation and the other factors described above, the Committee increased the 2016 annual amount of service-based restricted stock to be awarded to each specified members of the Executive Leadership Team, as follows:

	Previous %	2016%
Name	of Base Salary	of Base Salary
Harry H. Herington	120%	150%
Stephen M. Kovzan	60%	75%
Robert W. Knapp, Jr.	60%	95%
Jayne Friedland Holland	35%	50%

The amounts of service-based restricted stock awarded to each specified member of the Executive Leadership Team were consistent with the recommendations of management.  The differences in percentage of base salary for each specified member of the Executive Leadership Team reflect differences in the scope of duties and responsibilities and, in part, the “gap to market” for total long-term equity incentive compensation determined in the SBCG 2016 study as discussed above, for each specified member of the Executive Leadership Team. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  There is no performance component tied to the service-based award.  The members of the Executive Leadership Team are entitled to cash dividends on shares of unvested service-based restricted stock in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.  The Company believes that restricted shares further the alignment of executive interests with those of stockholders, foster share ownership and wealth creation and provide significant retention value.  Further, restricted shares provide a degree of certainty in an otherwise entirely performance-based equity portfolio.

On February 22, 2016, the Committee granted the specified members of the Executive Leadership Team the following awards of service-based restricted stock for 2016 based upon the above percentages of base salary (the closing market price of the Company’s common stock on February 22, 2016 was $17.62 per share):

Name	Service-Based Restricted Shares
Harry H. Herington	42,565 shares
Stephen M. Kovzan	13,833 shares
Robert W. Knapp, Jr.	17,522 shares
Jayne Friedland Holland	8,938 shares

Performance-Based Component

The performance component measures long-term Company performance using the following performance criteria:

•	Operating income growth (three-year compound annual growth rate, or “CAGR”): 25% weighting
•	Total revenue growth (three-year CAGR): 25% weighting
•	Return on invested capital (“ROIC”) (three-year average): 50% weighting

For 2016, based on discussions with the Committee and input from SBCG, management recommended, and the Committee approved, a change in the calculation of the return on invested capital component, moving away from the cash flow-based definition used in previous years and to a more commonly-used income statement-based definition, in an effort to reduce the variability and increase the predictability of the measure over time.  The new definition of ROIC is as follows:

Numerator = earnings before interest and taxes (EBIT) X (1-effective tax rate)

Denominator = average total assets – average total liabilities

Like the Company’s previous definition, all elements of the new ROIC definition are derived directly from the Company’s audited consolidated financial statements.

The long-term, equity-based incentive places a higher weighting on ROIC and a lower weighting on operating income growth and total revenue growth, as management and the Committee believe that, of the three performance criteria, ROIC is the primary driver of stockholder value over the long term.

The long-term incentive provides for annual grants of restricted stock tied to three-year performance periods. A new three-year period is intended to begin each year.  At the end of each three-year period, Messrs. Herington, Kovzan and Knapp and Ms. Holland receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary. For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

For 2016, taking into account the current mix of compensation and the other factors described above, and with the intention of increasing the target total annual compensation opportunity over a multi-year period as described above, with the emphasis on increasing incentive pay, the Committee increased the 2016 percentage levels of base salary for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, as follows:

Chief Executive Officer
	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	60%	75%	0.5 X target
Target	120%	150%	1.0 X target
Superior	200%	250%	1.67 X target

Chief Financial Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	30%	37.5%	0.5 X target
Target	60%	75%	1.0 X target
Superior	100%	125%	1.67 X target

Chief Operating Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	30%	47.5%	0.5 X target
Target	60%	95%	1.0 X target
Superior	100%	158.7%	1.67 X target

In 2015, the compensation program for Ms. Holland differed from the other members of the Executive Leadership Team because she did not participate in a performance-based equity incentive plan.  Beginning in 2016, Ms. Holland participated in the same compensation program as the other three members of the Executive Leadership Team.  For 2016, taking into account the current mix of compensation and the other factors described above, the Committee specified the following percentage levels of base salary and target multiples for determining potential payouts for the Chief Security Officer, as follows:

Chief Security Officer

	Previous %	2016%	Multiple of
Performance Level	of Base Salary	of Base Salary	Target
Threshold	0%	25%	0.5 X target
Target	0%	50%	1.0 X target
Superior	0%	83.5%	1.67 X target

Threshold performance for incentive awards under each performance criterion remained at 0.5 times target in 2016, and for superior performance each criterion remained at 2 times.  However, the maximum total incentive payout for all three performance criteria when combined was capped at 1.67 times target, the same as in 2015 and 2014.  These levels were consistent with the levels approved by the Committee for the annual cash incentive, as further discussed above.

The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term equity incentive plan for 2016:

	Performance Levels
Performance Criteria	Threshold	Target	Maximum
Operating income growth (three-year CAGR)	5%	10%	15%

Total revenue growth (three-year CAGR)	5%	10%	15%

Return on invested capital (three-year average)	30%	35%	40%

Performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past and expected future performance.  The target performance level in the table above for operating income growth is higher than the Company’s performance for the one-year period ended December 31, 2015 (6.8%) and lower than the Company’s performance for the three-year period ended December 31, 2015 (15.9%). The Committee decreased the performance levels for operating income growth from the levels used for the 2015 and 2014 grants, based in part upon the recommendation of management.  Management recommended the lower performance levels for operating income growth to align with then-expected future performance and in consideration of the results of the prior-year period. The Committee also decreased the performance levels for total revenue growth from the levels used for the 2015 and 2014 grants, based in part upon the recommendation of management.  Management recommended the lower performance levels for revenue growth to align with then-expected future performance and in consideration of the results of the prior-year period.  The target performance level in the table above for total revenue growth is higher than the Company’s performance for the one-year period ended December 31, 2015 (7.5%), and lower than the Company’s performance for the three-year period ended December 31, 2015 (11.5%).  The target performance level in the table above for ROIC is lower than the Company’s performance for the one-year period ended December 31, 2015 (38.2%) and lower than the Company’s performance for the three-year period ended December 31, 2016 (38.5%).  The Committee established the performance levels for ROIC based in part upon the recommendation of management and to align with then-expected future performance.

On February 22, 2016, the Committee granted the specified members of the Executive Leadership Team the following awards of performance-based restricted stock for 2016 pursuant to the terms of the long-term equity incentive (the closing market price of the Company’s common stock on February 22, 2016 was $17.62 per share):

Name	Performance-Based Restricted Shares Granted (1)
Harry H. Herington	70,943 shares
Stephen M. Kovzan	23,057 shares
Robert W. Knapp, Jr.	29,263 shares
Jayne Friedland Holland	14,928 shares

(1)
Represents the maximum number of performance-based restricted shares able to be earned by the NEO at the end of the three-year performance period ending December 31, 2018 pursuant to the terms of the long-term equity incentive.  The actual number of shares earned will be based on the Company’s performance as indicated above over the three-year period ending December 31, 2018.  No shares will be vested if threshold performance is not achieved, and no additional shares will be vested for performance in excess of the superior level.

The end of the 2016 fiscal year marked the completion of the three-year performance period under the long-term equity incentive granted in 2014.

The following table sets forth performance levels for the performance criteria included in the long-term equity incentive grant made to Messrs. Herington, Kovzan and Knapp in 2014 and actual results for the three-year period ended December 31, 2016 as compared to target performance levels:

	Performance Levels			Three-Year Actual Results		Payout		Weighted Payout
Performance Criteria	Threshold	Target	Superior	Actual	As % of Target	As % of Target	Weighting	As % of Target
Operating income (three-year CAGR)	10%	15%	20%	14.0%	93.1%	89.6%	25%	22.4%

Total revenue (three-year CAGR)	10%	15%	20%	8.4%	56.3%	0.0%	25%	0.0%

Cash flow return on invested capital, excluding income taxes paid (three-year average)	50%	55%	60%	64.0%	116.4%	200.0%	50%	100.0%
					Total Payout as % of Target			122.4%

Pursuant to the terms of the 2014 performance-based equity grant agreement, the specified members of the Executive Leadership Team have the opportunity to receive dividend equivalent shares for any cash dividends declared by the Company during the performance period and before any shares are paid under the agreement.  At the end of the three-year performance period, each specified member of the Executive Leadership Team receives an additional number of shares (“Dividend Shares”) determined as follows: (1) as of each date (the “Dividend Payment Date”) that the Company would otherwise pay a declared cash dividend on the total number of shares set forth in the agreement, the Company credits a number of Dividend Shares to a notional account established for the benefit of each specified member of the Executive Leadership Team, and the number of Dividend Shares so credited is calculated by dividing the amount of such hypothetical cash dividend payment by the fair market value of the Company’s common stock on the Dividend Payment Date (rounded down to the nearest whole Dividend Share); and (2) on the date some or all of the shares are paid under the agreement, a pro rata number of notional Dividend Shares will be converted into an equivalent number of Dividend Shares earned and paid to each specified member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.

Based on the Company’s performance as indicated above over the three-year period ended December 31, 2016, the actual number of shares earned by Messrs. Herington, Kovzan and Knapp were as follows (representing 122.4% of the target opportunity, as noted in the table above):

Name	Restricted Shares Vested	Dividend Shares Earned	Total Shares
Harry H. Herington	36,283	3,021	39,304
Stephen M. Kovzan	11,577	962	12,539
Robert W. Knapp, Jr.	11,577	962	12,539

The Executive Compensation Program for William A. Van Asselt

William A. Van Asselt was appointed as General Counsel and a member of the Senior Management Steering Group in January 2016. The Committee, after considering the recommendation of Mr. Herington, approved an individualized compensation program for Mr. Van Asselt for 2016 to reflect his unique job responsibilities.  Mr. Van Asselt is the primary officer responsible for the Company’s compliance with the applicable laws and regulations under which the Company operates. Mr. Van Asselt’s 2016 compensation program differed from the Executive Leadership Team because he did not participate in a performance-based equity incentive plan in 2016.  The other components of Mr. Van Asselt’s compensation program include base salary, a short-term annual incentive (i.e., annual cash bonus), and a long-term, service-based equity incentive, as described below.

Base salary.  The Committee increased Mr. Van Asselt’s annual base salary by 22% in January 2016 to $275,000 when he was promoted to the position of General Counsel and became a member of the Senior Management Steering Group.

Annual cash incentive.  Under the terms of Mr. Van Asselt’s Profit Sharing and Incentive Program, Mr. Van Asselt’s annual cash incentive award is based on a pre-established Company annual operating income goal and the award amount is calculated as a percentage of Mr. Van Asselt’s base salary, which was recommended by the CEO to, and approved in its sole discretion by, the Committee.  Mr. Van Asselt’s annual cash incentive target was 25% of his base salary for fiscal 2016.  If the pre-established Company annual operating income goal had not been achieved, no annual cash incentive would have been paid, unless otherwise provided.  Based on the achievement of the 2016 Company operating income goal, the Company paid the annual cash incentive payment to Mr. Van Asselt totaling $68,750 in early 2017.

Long-term, service-based equity incentive.  Mr. Van Asselt’s long-term, equity-based incentive is comprised of an annual service-based restricted stock grant, in the amount of a percentage of his base salary, designed to strengthen his long-term commitment to the success of the Company, to promote ownership in the Company, and to motivate him to make significant contributions to the Company that increase stockholder value.  Under the terms of Mr. Van Asselt’s Profit Sharing and Incentive Program, the annual amount of service-based restricted stock to be awarded was a percentage of annual base salary recommended by the CEO to, and approved in its sole discretion by, the Committee.  Mr. Van Asselt’s 2016 long-term, equity based incentive target was 35% of his base salary on the grant date of the award.  Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  On February 22, 2016, the Committee granted Mr. Van Asselt 3,830 shares of service-based restricted stock for 2016 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on February 22, 2016 was $17.62 per share). On January 20, 2016, the Committee granted Mr. Van Asselt 3,997 shares of service-based restricted stock with a grant date fair value of $75,000 in recognition of his promotion to General Counsel and appointment to the Senior Management Steering Group (the closing market price of the Company’s common stock on January 20, 2016 was $18.76 per share).

The Executive Compensation Program for Ron E. Thornburgh

Ron E. Thornburgh served as Senior Vice President of Business Development of the Company from February 2010 until September 2016.  He then transitioned to the position of Vice President of Digital Government Advocacy and continues to serve in that position.  During the period from 2011 to September 2016, Mr. Thornburgh had an individualized compensation program to reflect his unique job responsibilities.  As the primary officer responsible for business development, Mr. Thornburgh oversaw the Company’s national sales and marketing efforts.  Mr. Thornburgh’s compensation program differed from the other NEOs serving on the Executive Leadership Team because he participates in a performance-based sales commission plan, as described below, and does not participate in a performance-based equity incentive plan.  The other components of Mr. Thornburgh’s compensation program include base salary, a short-term annual incentive (i.e., annual cash bonus), and a long-term, service-based equity incentive, as described below.

Base salary.  For the 2016 fiscal year, Mr. Thornburgh’s annual base salary was $276,000.

Annual cash incentive.  Under the terms of Mr. Thornburgh’s Profit Sharing and Incentive Program, Mr. Thornburgh’s annual cash incentive award is based on a pre-established Company annual operating income goal, and the award amount is calculated as a percentage of Mr. Thornburgh’s base salary, which is recommended by the CEO to, and approved in its sole discretion by, the Committee.  For the period from January to September 2016, Mr. Thornburgh’s annual cash incentive target was 25% of his base salary for fiscal 2016, and for the remainder of fiscal 2016, Mr. Thornburgh's annual cash incentive target was 20% of his base salary for fiscal 2016.  If the pre-established Company annual operating income goal had not been achieved, no annual cash incentive would have been paid, unless otherwise provided.  Based on the achievement of the 2015 Company operating income goal, the Company paid the annual cash incentive payment to Mr. Thornburgh totaling $69,000 in early 2016.  Based on the achievement of the 2016 Company operating income goal, the Company paid the annual cash incentive payment to Mr. Thornburgh totaling $65,531 in early 2017.

Long-term, service-based equity incentive.  Mr. Thornburgh’s long-term, equity-based incentive is comprised of an annual service-based restricted stock grant, in the amount of a percentage of his base salary, designed to strengthen his long-term commitment to the success of the Company, to promote ownership in the Company, and to motivate him to make significant contributions to the Company that increase stockholder value.  Under the terms of Mr. Thornburgh’s Profit Sharing and Incentive Program, the annual amount of service-based restricted stock to be awarded is a percentage of annual base salary recommended by the CEO to, and approved in its sole discretion by, the Committee.  For the period from January to September 2016, the Committee set the percentage for 2016 at 35%, because it determined the percentage remained appropriate for Mr. Thornburgh’s position based on the CEO’s recommendation. For the remainder of the 2016 fiscal year, Mr. Thornburgh's service-based equity incentive was set at 30% of his base salary. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  On January 20, 2016, the Committee granted Mr. Thornburgh 5,149 shares of service-based restricted stock for 2016 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on January 20, 2016 was $18.76 per share).

Sales commission plan.  The Company’s sales commission plans are designed to fairly compensate key employees who make significant contributions to secure new, profitable government contracts that advance the Company’s long-term growth.  The sales commission bonus plan established for Mr. Thornburgh was customized to his role as the leader of the national sales and marketing efforts.  Payments under the plan are generally made as a small percentage of the estimated total operating income (“ETOI”) from the contract over the contract’s initial term.  The Committee, after considering the recommendation of the CEO, determines the percentage of ETOI for which Mr. Thornburgh is eligible. The percentage of ETOI for which Mr. Thornburgh is eligible may differ from contract to contract based on the level of each person’s contribution to the successful award of a particular contract.  Each commission bonus is paid in installments over the initial term of the contract and adjusted annually based on both actual financial results of the contract to that date and updated financial forecasts for the remainder of the initial contract term.  No commission bonus is considered earned until the contract has been properly executed and the initial revenues from the contract have been collected by the Company.   Furthermore, a commission bonus payment is not considered earned and will not be paid unless Mr. Thornburgh is employed by the Company on each commission bonus payment date; provided, however, that under the terms of Mr. Thornburgh’s 2013 employment agreement described below, if Mr. Thornburgh is terminated during the three-year period following a change of control event, Mr. Thornburgh will receive the lesser of (i) the yearly commission as it was calculated to be paid under Mr. Thornburgh’s commission plan prior to the change of control, or (ii) the average of the yearly commissions actually paid each year for years two through the year of the change of control.

Named executive officers are not eligible to participate in regular sales commission plans provided to non-executive employees.  Mr. Thornburgh continues to collect some bonus payments attributable to commissions for contracts signed prior to the time he became a named executive officer.  In addition, he may from time to time be considered for bonuses approved by the Committee upon recommendation from the CEO for individual efforts toward the Company obtaining new contracts signed after the date Mr. Thornburgh became a named executive officer, respectively.  Both types of payments are reflected in the “Bonus” column of the Summary Compensation Table on page 47 of this Proxy Statement.

Executive Perquisites for 2016

Other components of executive compensation beyond base salary, annual cash incentives and long-term equity-based incentives include Company-paid executive life and disability insurance premiums for Messrs. Herington, Kovzan and Knapp, Ms. Holland and Mr. Thornburgh (for the period from January to September 2016) pursuant to the terms of their employment agreements. With respect to these perquisites, the Committee considered the cost of each perquisite and the total amount of compensation otherwise provided to each executive.

Stock Ownership Requirements for Executive Leadership Team Members and Non-Employee Directors

In 2011, the Board of Directors approved a stock ownership policy, which is administered by the Corporate Governance and Nominating Committee.  Both the Board and management believe such a policy generally represents a progressive governance posture and can help underscore a principal objective of equity-based compensation by fostering alignment of Board and management interests with those of stockholders.  The policy is based on a “multiple of” approach to stock ownership whereby ownership guidelines for the members of the Executive Leadership Team are based on a multiple of base salary and for non-employee directors are based on a multiple of annual cash retainer.  The policy’s stock ownership requirements for each participant are as follows:

•	Non-employee directors: four (4) times annual cash retainer
•	Chief Executive Officer: six (6) times annual base salary
•	The Company’s Chief Financial Officer, Chief Operating Officer and Chief Security Officer: three (3) times annual base salary

NIC common stock that is vested and owned by the participant will count toward satisfaction of the policy’s requirements.  Stock owned by the participant includes shares owned outright (i.e., held individually or as co-owner with a spouse) and shares beneficially owned but held in trust or in another entity for the benefit of the participant and his or her immediate family.  Unvested equity awards do not count toward satisfaction of the policy’s requirements.  During times that the minimum ownership requirement is not attained, the participant is required to retain at least 50% (or such other percentage as subsequently set by the Corporate Governance and Nominating Committee) of net shares of common stock delivered through the Company’s equity compensation plans.  Net shares of common stock refer to those shares that remain after shares are forfeited, sold or netted to pay any withholding taxes with respect to the vesting of any restricted stock.  The policy contains a hardship provision administered by the Corporate Governance and Nominating Committee.

All non-employee directors and members of the Executive Leadership Team subject to the stock ownership requirements described herein currently meet such requirements.

Prohibition of Hedging in Company Stock

All employees and non-employee directors of the Company are prohibited from trading in puts, calls or similar hedging options on the Company’s stock, or selling the Company’s stock “short,” as described in the Company’s Trading Policies and Disclosure of Non-Public Information.

Employment Agreements with Named Executive Officers

On February 5, 2013, the Company entered into employment agreements with each of Messrs. Herington, Kovzan, Knapp and Thornburgh.  Mr. Thornburgh’s employment agreement was cancelled in September 2016, in connection with his transition to Vice President of Digital Government Advocacy.  The employment agreements each have substantially the same terms, except with respect to job titles and responsibilities and the amount payable to each executive officer. Each of the employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms. On May 5, 2015, the Company entered into an employment agreement with Ms. Holland, which included terms consistent with the employment agreements of the other executive officers, when she was promoted to the Executive Leadership Team.

On July 27, 2015, the Company entered into the first amendment to the employment agreements with each of Messrs. Herington, Kovzan, Knapp and Thornburgh and Ms. Holland.  Each of the amendments is identical and makes the following changes to the employment agreements: (a) acknowledges the indemnification agreement previously entered into between the Company and the executive, clarifies that the executive shall be an officer covered by the indemnification agreement, and requires that such indemnification agreement be maintained throughout the period of the employment agreement; and (b) clarifies that any notice to the executive from the Company intending to terminate the executive’s employment for cause must include the facts and circumstances that are the basis for the termination.

The Committee believes that the employment agreements include certain provisions that reflect strong corporate governance practices, as well as protect stockholders’ interests in the event of a change of control of NIC or certain accounting restatements.  The employment agreements include a “double trigger” severance right under which an executive would only be entitled to severance payments in connection with a change of control if the executive terminates his employment for “Good Reason” or NIC terminates the executive without “Cause” (as each of those terms are defined in the agreement).  The Committee believes this provision protects stockholders’ interests in the event of a change of control by, among other things, ensuring continuity in management following the transaction.  The employment agreements also contain a clawback provision under which NIC may recoup incentive compensation paid to the executive in the event of an accounting restatement under certain circumstances.  The provision is based upon the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will apply following the SEC’s adoption of final rules regarding the same.

The employment agreements also provide additional protections to executives for certain compensation and benefits in the event of termination. The Company has also included termination provisions in the various plans and award agreements relating to incentive compensation in which the named executive officers participate, which provisions will apply to the extent not covered by the employment agreements, such as in the case of death, disability or retirement.  These provisions are described below under “Employment Agreements and Severance Payments.” The Committee believes these arrangements are reasonable and appropriate to retain and focus executives during periods of potential uncertainty.

The employment agreements also provide the executives with a contractual right to certain compensation and benefits consistent with NIC’s historical pay practices, such as rights to paid vacation and minimum target levels for incentive compensation based upon the executives’ base salaries.  The Committee believes these additional rights are appropriate given NIC’s historical and anticipated future pay practices.

In addition, each named executive officer has entered into indemnification agreements with NIC, each in a form approved by the Company’s Board and previously disclosed by the Company.  The Company has also entered into a form of the indemnification agreement with each of its directors.  The Company’s Board has further authorized the Company to enter into the form of indemnification agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board.  The indemnification agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the indemnification agreement.  The indemnification agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

For additional discussion of employment agreements with executive officers, refer to the discussion below set forth under “Employment Agreements and Severance Payments.”

The Executive Incentive Plan and Tax Considerations.

Section 162(m) of the Internal Revenue Code and the related regulations limit publicly-held companies, such as the Company, to an annual deduction for federal income tax purposes of $1 million for services performed by specified executive officers, usually its named executive officers other than the Chief Financial Officer, who are employed by the Company at the end of the year. However, if compensation meets the criteria for “qualified performance-based compensation,” the Company may deduct that compensation without limit under Section 162(m).

To qualify as performance-based compensation:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)
the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by stockholders of the corporation before payment is made; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

As described above, one of the conditions for meeting the “qualified performance-based compensation” exemption is periodic stockholder approval of the material terms of the performance goals under which the compensation is paid.

In 2012, the Board of Directors adopted and our stockholders approved the NIC Inc. Executive Incentive Plan, which described the material terms of the objective performance goals on which our incentive programs may operate and provided an upper limit on cash bonuses and performance-based equity awards to be awarded to key executives upon achievement of the performance goals.  The Executive Incentive Plan did not change the Company’s existing compensation programs and did not increase the number of shares of NIC common stock that have been authorized by stockholders for issuance under its stock plans. The Executive Incentive Plan is intended to operate as an “umbrella plan” for granting cash bonuses and performance-based equity awards that are intended to qualify as performance-based compensation under our current and future compensation programs and that are intended to be deductible for federal income tax purposes under the Internal Revenue Code.  The Company has included a proposal for consideration of the stockholders at the Annual Meeting to approve the Amended Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m). See Proposal No. 4, “Approval of the Amended NIC Inc. Executive Incentive Plan for Purposes of Internal Revenue Code Section 162(m).”

In early 2013, the Compensation Committee adopted the Management Annual Incentive Plan for Senior Executives (“MAIPSE”), which operates as a “plan-within-a-plan” under the Executive Incentive Plan with respect to annual cash incentive bonuses.  Cash bonuses granted under that plan are intended to qualify as “qualified performance-based compensation” under Section 162(m).  The design of the MAIPSE gives the Committee discretion to establish bonuses for our executive officers based on an assessment of the individual’s achievements and overall contributions to the Company, while intending to preserve the Company’s ability to deduct the bonuses to the greatest extent permitted under Section 162(m).

The MAIPSE establishes an initial performance requirement, the “outer layer,” pursuant to which an executive may earn the initial right to receive the maximum bonus under the Executive Incentive Plan.  The MAIPSE then establishes a second performance requirement, the “inner layer,” consisting of specific threshold, target and superior performance-weighted goals or objectives for operating income and total revenues.  The potentially achievable bonuses under this second performance requirement are all less than or equal to the maximum possible bonus specified in the Executive Incentive Plan which was approved by the stockholders.  This framework of a plan under an umbrella plan is intended to allow for all compensation paid under the Executive Incentive Plan, including the MAIPSE, to qualify as “performance-based compensation” under the Section 162(m) regulations while allowing the program to operate similarly to prior years.

While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with the Company’s goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes.  In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

In 2014, the Committee adopted an amendment to the MAIPSE to require that executives be employed by the Company only through the end of the applicable performance period in order to be eligible for an annual cash incentive bonus. Previously, the MAIPSE required that executives be employed by the Company through the date on which the annual cash incentive bonus was paid.

_________________

COMPENSATION TABLES
_________________

The following Summary Compensation Table sets forth summary information as to compensation received by the persons who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2016 and the four most highly compensated other executive officers whose total adjusted compensation exceeded $100,000 during fiscal year 2016, collectively referred to herein as the “named executive officers” or “NEOs”.

SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation (Including Perquisites) ($)(5)	Total ($)
	(a)	(b)	(c)	(d)	(f)	(g)	(i)
Harry H. Herington (6)	2016	497,438	-	1,306,849	788,510	204,159	2,796,956
Chairman of the Board and	2015	479,500	-	863,092	535,574	167,210	2,045,376
Chief Executive Officer	2014	479,500	-	1,143,891	643,424	154,235	2,421,050

Stephen M. Kovzan (7)	2016	322,625	-	424,715	333,145	76,795	1,157,280
Chief Financial Officer	2015	306,000	-	275,391	205,071	64,457	850,919
	2014	306,000	-	365,006	246,366	64,248	981,620

Robert W. Knapp, Jr. (8)	2016	322,625	-	537,976	384,399	83,103	1,328,103
Chief Operating Officer	2015	306,000	-	275,391	205,071	64,444	850,906
	2014	306,000	-	365,006	246,366	64,463	981,835

Jayne Friedland Holland (9)	2016	313,875	-	371,820	149,028	48,858	883,581
Chief Security Officer	2015	276,083	-	177,000	69,580	31,659	554,322

William A. Van Asselt (10)	2016	272,917	-	142,468	68,750	16,470	500,605
General Counsel

Ron E. Thornburgh (11)	2016	276,000	56,432	96,595	65,531	26,610	521,168
Vice President of Digital Government Advocacy	2015	275,682	41,794	93,923	69,000	32,427	512,826
(Former Senior Vice President of Business Development)	2014	266,898	42,565	87,772	67,090	30,789	495,114

(1)
The “Option Awards” and “Change in Pension Value and Non-qualified Deferred Compensation Earnings” columns have been omitted from the Summary Compensation Table because the Company did not grant any stock option awards to the named executive officers in the years presented and does not provide a pension program or other non-qualified deferred compensation.

(2)	For 2016, 2015 and 2014, consists of amounts paid to Mr. Thornburgh for his involvement in securing certain government portal contracts.

(3)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For additional information regarding stock awards for the named executive officers, refer to the “Grants of Plan-Based Awards in Fiscal 2016” and “Outstanding Equity Awards at 2016 Fiscal Year-End” tables included in this Proxy Statement beginning on page 52.  The grant date fair value does not reflect dividends payable on unvested shares of service-based or performance-based restricted stock.  The value of dividends paid on service-based restricted stock and the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award, is reported in the All Other Compensation column and not in the Stock Awards column.

(4)
For 2016, for Messrs. Herington, Kovzan and Knapp and Ms. Holland, amount consists of compensation earned in 2016, based on the Company’s fiscal 2016 financial performance, but paid in 2017 under the Company’s Management Annual Incentive Plan for Senior Executives, or MAIPSE. Compensation earned equaled approximately 157.7% of the Chief Executive Officer’s base salary, 102.5% of the Chief Financial Officer’s base salary, 118.3% of the Chief Operating Officer’s base salary and 47.3% of the Chief Security Officer’s base salary as of the February 22, 2016 grant date.  For 2015, for Messrs. Herington, Kovzan and Knapp, amount consists of compensation earned in 2015, based on the Company’s fiscal 2015 financial performance, but paid in 2016 under the Company’s MAIPSE. Compensation earned equaled approximately 111.7% of the Chief Executive Officer’s base salary and 67.0% of the Chief Financial Officer’s and Chief Operating Officer’s base salary as of the February 23, 2015 grant date.  For 2014, amount consists of compensation earned in 2014, based on the Company’s fiscal 2014 financial performance, but paid in 2015 under the Company’s MAIPSE. Compensation earned equaled approximately 134% of the Chief Executive Officer’s base salary and 81% of the Chief Financial Officer’s and Chief Operating Officer’s base salary as of the February 24, 2014 grant date.  For Ms. Holland, the amount in 2015 consists of compensation earned in 2015, based on the Company’s fiscal 2015 performance, but paid in 2016 under the terms of her Profit Sharing and Incentive Program.  Compensation earned equaled 25% of Ms. Holland’s base salary pro-rated for the May 5, 2015 increase to her base salary in conjunction with her promotion to the Executive Leadership Team.  For Mr. Van Asselt and Mr. Thornburgh, the amount in 2016 consists of compensation earned in 2016, based on the Company’s fiscal 2016 performance, but paid in 2017 under the terms of their Profit Sharing and Incentive Program.  Compensation earned equaled 25% of Mr. Van Asselt’s base salary, and for the period from January to September 2016, Mr. Thornburgh’s annual cash incentive target was 25% of his base salary for fiscal 2016, and for the remainder of fiscal 2016, Mr. Thornburgh's annual cash incentive target was 20% of his base salary.  For additional information regarding the Company’s annual cash incentive plans, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(5)
All Other Compensation includes (i) the dollar amount of cash dividends declared on unvested shares subject to a service-based restricted stock award during each year; (ii) the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award; (iii) the dollar amount of Company 401(k) matching funds earned; and (iv) the dollar amount of executive life and disability premiums paid by the Company pursuant to the terms of each executive’s employment agreement.  Under each award agreement relating to the performance-based restricted stock awards, the actual dividend is payable to the named executive officer in the form of shares of Company common stock at the end of the three-year performance period for each award, but only to the extent the underlying shares have vested. At the end of the three-year performance period and on the date some or all of the shares are vested under the award, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares earned and shall be paid to the named executive officers based upon the actual number of underlying shares vested during the performance period.  No dividends or dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period. The dollar amount of the dividends declared on service-based and performance-based restricted stock awards (based upon the assumed maximum vesting) for each named executive officer is described in Notes 6 through 11 below. The amounts shown do not reflect any forfeitures at the end of the respective performance period of dividends previously declared on shares of performance-based restricted stock (and disclosed in the table).

(6)	In February 2016, the Compensation Committee increased Mr. Herington’s base salary approximately 4% from $479,500 to $500,000.

For 2016, All Other Compensation for Mr. Herington consists of the following items:

	●	Cash dividend equivalent of $0.65 per share on 91,469 unvested shares of service-based restricted stock declared by the Company in November 2016 – $59,455;
	●	Dividend equivalent of $0.65 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2014, 2015 and 2016 (See Note 5 above) – $114,660 (based upon the cash dividend declared in November 2016);
	●	Company 401(k) matching funds earned in 2016 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2016 pursuant to the terms of Mr. Herington’s employment agreement – $21,044.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Herington (which did not include dividends which may be paid on such restricted stock) was $1,250,000 in 2016 and $959,000 in each of 2015 in 2014, assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Herington’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(7)	In February 2016, the Compensation Committee increased Mr. Kovzan’s base salary approximately 6% from $306,000 to $325,000.

For 2016, All Other Compensation for Mr. Kovzan consists of the following items:

	●	Cash dividend equivalent of $0.65 per share on 29,437 unvested shares of service-based restricted stock declared by the Company in November 2016 – $19,134;
	●	Dividend equivalent of $0.65 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2014, 2015 and 2016 (See Note 5 above) – $36,861 (based upon the cash dividend declared in November 2016);
	●	Company 401(k) matching funds earned in 2016 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2016 pursuant to the terms of Mr. Kovzan’s employment agreement – $11,800.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Kovzan (which did not include dividends which may be paid on such restricted stock) was $406,000 in 2016 and $306,000 in each of 2015 and 2014, assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Kovzan’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(8)	In February 2016, the Compensation Committee increased Mr. Knapp’s base salary approximately 6% from $306,000 to $325,000.

For 2016, All Other Compensation for Mr. Knapp consists of the following items:

	●	Cash dividend equivalent of $0.65 per share on 33,126 unvested shares of service-based restricted stock declared by the Company in November 2016 – $21,532;
	●	Dividend equivalent of $0.65 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2014, 2015 and 2016 (See Note 5 above) – $40,894 (based upon the cash dividend declared in November 2016);
	●	Company 401(k) matching funds earned in 2016 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2016 pursuant to the terms of Mr. Knapp’s employment agreement – $11,677.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Knapp (which did not include dividends which may be paid on such restricted stock) was $516,000 in 2016 and $306,000 in each of 2015 and 2014, assuming the highest level of performance conditions was achieved, while the amount reported in the Stock Awards column reflects the probable outcome of performance conditions. For additional information regarding Mr. Knapp’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(9)	In February 2016, the Compensation Committee increased Ms. Holland’s base salary approximately 3% from $306,000 to $315,000.

In May 2015, the Compensation Committee increased Ms. Holland’s base salary to $306,000 upon her promotion to the Executive Leadership Team.

For 2016, All Other Compensation for Ms. Holland consists of the following items:

	●	Cash dividend equivalent of $0.65 per share on 21,980 unvested shares of service-based restricted stock declared by the Company in November 2016 – $16,949;
	●	Dividend equivalent of $0.65 per share on the maximum number of shares which may vest under the performance-based restricted stock awards granted in 2016 (See Note 5 above) – $9,703 (based upon the cash dividend declared in November 2016);
	●	Company 401(k) matching funds earned in 2016 – $9,000; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2016 pursuant to the terms of Ms. Holland’s employment agreement – $13,206.

The maximum grant date fair value of performance-based restricted stock awarded to Ms. Holland (which did not include dividends which may be paid on such restricted stock) was $263,000 in 2016, assuming the highest level of performance conditions was achieved, while the amount reported in the Stock Awards column reflects the probable outcome of performance conditions. For additional information regarding Ms. Holland’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(10)	In January 2016, the Compensation Committee increased Mr. Van Asselt’s base salary to $275,000 upon his promotion to General Counsel.

For 2016, All Other Compensation for Mr. Van Asselt consists of the following items:

	●	Cash dividend equivalent of $0.65 per share on 11,153 unvested shares of service-based restricted stock declared by the Company in November 2016 – $7,470; and
	●	Company 401(k) matching funds earned in 2016 – $9,000.

For additional information regarding Mr. Van Asselt’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(11)	Mr. Thornburgh served as the Company’s Senior Vice President of Business Development from February 2010 until September 2016. In October 2016, Mr. Thornburgh transitioned to the position of Vice President of Digital Government Advocacy and his base salary remained unchanged at $276,000.

For 2016, All Other Compensation for Mr. Thornburgh consists of the following items:

	●	Cash dividend equivalent of $0.65 per share on 13,173 unvested shares of service-based restricted stock declared by the Company in November 2016 – $8,562; and
	●	Company 401(k) matching funds earned in 2016 – $3,439; and
	●	Value attributable to the Company’s payment of executive life and disability insurance premiums paid in 2016 pursuant to the terms of Mr. Thornburgh’s cancelled employment agreement – $14,609

For additional information regarding Mr. Thornburgh’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2016

The following table sets forth information concerning grants of restricted stock awards and incentive plan awards to the named executive officers during the fiscal year ended December 31, 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	Units (#)(3)	Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Harry H. Herington	2-22-16 2-22-16 2-22-16	250,000 - -	500,000 - -	835,000 - -	- 21,283 -	- 42,565 -	- 70,943 -	- - 42,565	- 556,854 749,995

Stephen M. Kovzan	2-22-16 2-22-16 2-22-16	105,625 - -	211,250 - -	352,788 - -	- 6,917 -	- 13,833 -	- 23,057 -	- - 13,833	- 180,969 243,737

Robert W. Knapp, Jr.	2-22-16 2-22-16 2-22-16	121,875 - -	243,750 - -	407,063 - -	- 8,761 -	- 17,522 -	- 29,263 -	- - 17,522	- 229,230 308,738

Jayne Friedland Holland	2-22-16 2-22-16 1-20-16	47,250 - -	94,500 - -	157,815 - -	- 4,469 -	- 8,938 -	- 14,928 -	- - 5,192	- 116,931 97,402
	2-22-16	-	-	-	-	-	-	8,938	157,488

William A. Van Asselt	2-22-16 1-20-16 2-22-16	- - -	68,750 - -	- - -	- - -	- - -	- - -	- 3,997 3,830	- 74,984 67,485

Ron E. Thornburgh	1-20-16	-	65,531	-	-	-	-	5,149	96,595

(1)
For Messrs. Herington, Kovzan and Knapp and Ms. Holland, represents a grant pursuant to the Company’s 2016 MAIPSE that will be paid out to each of the four specified members of the Executive Leadership Team if certain Company financial performance criteria are satisfied.  The Compensation Committee determined a “target” performance level for the Company for each of the two performance criteria (operating income and total revenue).  Performance of the Company at the target level will result in an annual cash incentive that is 100% of Mr. Herington’s base salary, 65% of Mr. Kovzan’s base salary, 75% of Mr. Knapp’s base salary and 30% of Ms. Holland’s base salary.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 50% of target performance level for achieving “threshold” performance to 167% of target performance level for achieving “superior” performance for Messrs. Herington, Kovzan and Knapp and Ms. Holland.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation will be used.  No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level.  For Mr. Van Asselt, represents a grant pursuant to the terms of his Profit Sharing and Incentive Program that will be paid out if the Company achieves a pre-established operating income goal for the year and will result in an award equal to 25% of Mr. Van Asselt’s base salary.  For Mr. Thornburgh, represents a grant pursuant to the terms of his Profit Sharing and Incentive Program that will be paid out if the Company achieves a pre-established operating income goal for the year. For the period from January until September 2016, Mr. Thornburgh’s annual cash incentive target was 25% of his base salary for fiscal 2016, and for the remainder of fiscal 2016, Mr. Thornburgh's annual cash incentive target was 20% of his base salary, resulting in a prorated annual cash incentive target of 24% for the full 2016 fiscal year.  Annual incentive payments equaling approximately 157.7% of base salary were paid to Mr. Herington, 102.5% of base salary were paid to Mr. Kovzan, 118.3% of base salary were paid to Mr. Knapp, 47.3% of base salary were paid to Ms. Holland, 25% of base salary were paid to Mr. Van Asselt and 24% of base salary were paid to Mr. Thornburgh in early 2017 based on the Company’s fiscal 2016 financial performance in relation to the performance criteria and performance levels included in the respective annual cash incentive plans for 2016, as further discussed in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.  Under the MAIPSE for 2016 for Messrs. Herington, Kovzan and Knapp and Ms. Holland, the Committee retained sole discretion to reduce or eliminate an executive’s bonus to reflect either (i) the executive’s performance or (ii) unanticipated factors.  In addition, under the MAIPSE for 2016, the Committee had the discretion to adjust the calculated annual cash incentive amount (based on actual results vs. target) upwards or downwards by up to the maximum payout allowable under the plan based on the Company’s relative performance to market and/or its peer group for the performance period.  Under the plan for Mr. Van Asselt and Mr. Thornburgh, the Committee had the discretion to recommend the reduction or elimination of Messrs. Van Asselt’s and Thornburgh’s bonuses to reflect either (i) Messrs. Van Asselt’s and Thornburgh’s performance or (ii) unanticipated factors.  For additional information regarding the Company’s 2016 annual cash incentive plans for the NEOs, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(2)
For Messrs. Herington, Kovzan and Knapp and Ms. Holland, represents a grant of performance-based restricted stock on February 22, 2016 that will vest in whole or in part on February 22, 2019 if certain Company financial performance criteria are satisfied.  The annual grants of performance-based restricted stock are tied to three-year performance periods.  A new three-year period is intended to begin each year.  At the end of each three-year period, the specified members of the Executive Leadership Team receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  The three-year performance period for this grant is the three-year period ending December 31, 2018.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  The amount of restricted stock to be awarded at the end of each three-year performance period for Company performance at the target levels is 150% of base salary for Mr. Herington, 75% of base salary for Mr. Kovzan, 95% of base salary for Mr. Knapp and 50% of base salary for Ms. Holland.  The grant incorporates a range of possible equity incentives above and below target performance, ranging from 50% of target performance level for achieving “threshold” performance to 167% of target performance level for achieving “superior” performance for Messrs. Herington, Kovzan and Knapp and Ms. Holland.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

Each specified member of the Executive Leadership Team has the opportunity to receive dividend equivalents for any cash dividend declared during the three-year performance period on shares subject to a performance-based restricted stock award, which dividend equivalents are payable in the form of shares of Company common stock, based upon the pro rata number of shares earned and vested under each performance-based restricted stock award.  Such cash dividend amount shall be divided by the fair value of the Company’s common stock on the dividend payment date to determine the maximum number of notional shares to be awarded.  At the end of the three-year performance period and on the date some or all of the shares are paid, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares and paid to each specified member of the Executive Leadership Team based upon the actual number of underlying shares vested during the performance period.  No dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period.  Such dividend shares are not included in the calculation of the estimated future payouts under equity incentive plan awards.  For additional information regarding the Company’s long-term, equity-based incentives, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(3)
For Messrs. Herington, Kovzan and Knapp, includes a grant of service-based restricted stock on February 22, 2016.  The amount of restricted stock awarded was 150% of base salary to Mr. Herington, 75% of base salary to Mr. Kovzan and 95% of base salary to Mr. Knapp.  The number of shares granted was based upon the closing market price of the Company’s Common Stock on February 22, 2016 of $17.62 per share.  The grant vests in four equal annual installments beginning on February 22, 2017.  For Ms. Holland, represents a grant of service-based restricted stock on January 20, 2016 and February 22, 2016, respectively. The amount of restricted stock awarded to Ms. Holland on January 20, 2016 was 35% of her then current base salary.  The number of shares granted was based upon the closing market price of the Company’s Common Stock on January 20, 2016 of $18.76 per share.  The amount of restricted stock awarded to Ms. Holland on February 22, 2016 was 50% of her then current base salary.  The number of shares granted was based upon the closing market price of the Company’s Common Stock on February 22, 2016 of $17.62 per share.  Each grant vests in four equal annual installments beginning on January 20, 2017 and February 22, 2017, respectively.  For Mr. Van Asselt, represents grants of service-based restricted stock on January 20, 2016 and February 22, 2016, respectively.  The restricted stock award to Mr. Van Asselt on January 20, 2016 was granted in recognition of his promotion to General Counsel.  The number of shares granted was based upon the closing market price of the Company’s Common Stock on January 20, 2016 of $18.76 per share.  The grant vests in four equal annual installments beginning on January 20, 2017.  The amount of restricted stock awarded to Mr. Van Asselt on February 22, 2016 was 30% of his base salary prior to his promotion as General Counsel.  The number of shares granted was based upon the closing market price of the Company’s Common Stock on February 22, 2016 of $17.62 per share.  The grant vests in four equal annual installments beginning on February 22, 2017.  For Mr. Thornburgh, represents a grant of service-based restricted stock on January 20, 2016.  The amount of restricted stock awarded to Mr. Thornburgh on January 20, 2016 was 35% of his then current base salary.  The number of shares granted was based upon the closing market price of the Company’s Common Stock on January 20, 2016 of $18.76 per share.  The grant vests in four equal annual installments beginning on January 20, 2017.  For additional information regarding the Company’s long-term, equity-based incentives for all of the named executive officers, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(4)
Represents the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 10 of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.  The grant date fair value did not reflect future dividends which might be paid on unvested shares of service-based or performance-based restricted stock.  The value of dividends declared on such restricted stock is reported in the All Other Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth information concerning outstanding restricted stock awards for the named executive officers at December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Harry H. Herington (2)	-	-	-	-	-	91,469	2,186,109	176,401	4,215,984

Stephen M. Kovzan (3)	-	-	-	-	-	29,437	703,544	56,708	1,355,321

Robert W. Knapp, Jr. (4)	-	-	-	-	-	33,126	791,711	62,914	1,503,645

Jayne Friedland Holland (5)	-	-	-	-	-	26,076	623,216	14,928	356,779

William A. Van Asselt (6)	-	-	-	-	-	11,493	274,683	-	-

Ron E. Thornburgh (7)	-	-	-	-	-	13,173	314,835	-	-

(1)	The closing sales price per share of the Company’s Common Stock on December 31, 2016, was $23.90.

(2)	At December 31, 2016, Mr. Herington directly owned the following unvested restricted stock awards:

	(i)	8,860 shares of service-based restricted stock, which vest on February 5, 2017;

	(ii)	14,822 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on February 24, 2017;

	(iii)	25,222 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning on February 23, 2017;

	(iv)	42,565 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning on February 22, 2017;

(v)
49,408 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2016, excluding 4,113 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 24, 2017, if certain Company financial performance criteria are satisfied;

(vi)
56,050 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2017, excluding 3,090 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 23, 2018, if certain Company financial performance criteria are satisfied; and

(vii)
70,943 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2018, excluding 1,822 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 22, 2019, if certain Company financial performance criteria are satisfied.

(3)	At December 31, 2016, Mr. Kovzan owned the following unvested restricted stock awards:

	(i)	2,827 shares of service-based restricted stock, which vest on February 5, 2017;

	(ii)	4,729 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on February 24, 2017;

	(iii)	8,048 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning on February 23, 2017;

	(iv)	13,833 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning on February 22, 2017;

(v)
15,766 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2016, excluding 1,312 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 24, 2017, if certain Company financial performance criteria are satisfied;

(vi)
17,885 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2017, excluding 985 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 23, 2018, if certain Company financial performance criteria are satisfied; and

(vii)
23,057 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2018, excluding 592 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 22, 2019, if certain Company financial performance criteria are satisfied.

(4)	At December 31, 2016, Mr. Knapp owned the following unvested restricted stock awards:

	(i)	2,827 shares of service-based restricted stock, which vest on February 5, 2017;

	(ii)	4,729 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on February 24, 2017;

	(iii)	8,048 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning on February 23, 2017;

	(iv)	17,522 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning on February 22, 2017;

	(v)	15,766 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2016, excluding 1,312 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 24, 2017, if certain Company financial performance criteria are satisfied;

	(vi)	17,885 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2017, excluding 985 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 23, 2018, if certain Company financial performance criteria are satisfied; and

	(vii)	29,263 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2018, excluding 751 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 22, 2019, if certain Company financial performance criteria are satisfied.

(5)	At December 31, 2016, Ms. Holland owned the following unvested restricted stock awards:

	(i)	919 shares of unvested service-based restricted stock, which vest on February 25, 2017;

	(ii)	1,802 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 24, 2017;

	(iii)	1,375 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on May 6, 2017;

	(iv)	3,650 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on January 15, 2017;

	(v)	4,200 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on July 17, 2017;

	(vi)	5,192 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 20, 2017;

	(vii)	8,938 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 22, 2017; and

	(viii)	14,928 performance-based restricted stock awards (the maximum number of shares which may vest at the end of the three-year performance period ending December 31, 2018, excluding 383 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2016) issued pursuant to an equity incentive plan which will vest in whole or in part on February 22, 2019, if certain Company financial performance criteria are satisfied.

(6)	At December 31, 2016, Mr. Van Asselt owned the following unvested restricted stock awards:

	(i)	340 shares of unvested service-based restricted stock, which vest on February 25, 2017;

	(ii)	696 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 24, 2017;

	(iii)	2,630 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 23, 2017;

	(iv)	3,997 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 20, 2017; and

	(v)	3,830 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 22, 2017.

(7)	At December 31, 2016, Mr. Thornburgh owned the following unvested restricted stock awards:

	(i)	1,312 shares of unvested service-based restricted stock, which vest on February 5, 2017;

	(ii)	2,260 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 24, 2017;

	(iii)	4,452 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on January 15, 2017; and

	(iv)	5,149 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on January 20, 2017.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016

The following table sets forth information concerning shares of restricted stock acquired on vesting by the named executive officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
(a)	(b)	(c)	(d)	(e)
Harry H. Herington	-	-	53,082	1,496,782
Stephen M. Kovzan	-	-	19,147	504,326
Robert W. Knapp, Jr.	-	-	19,147	504,326
Jayne Friedland Holland	-	-	4,286	121,873
William A. Van Asselt	-	-	1,168	32,888
Ron E. Thornburgh	-	-	3,677	100,712

(1)
The “value realized” on vesting of a restricted stock award is calculated based on the per share closing market price for our common stock on the vesting date of the award multiplied by the number of shares vested.

The “Pension Benefits” and “Non-qualified Deferred Compensation” tables have been omitted because NIC does not provide such compensation.

_________________

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS
_________________

Employment Agreements

            On February 5, 2013, the Company entered into employment agreements with each of Messrs. Herington, Kovzan, Knapp and Thornburgh.  On July 27, 2015, the Company entered into the first amendment to the employment agreements with each of Messrs. Herington, Kovzan, Knapp and Thornburgh. Mr. Thornburgh's agreement was cancelled when he transitioned to the position of Vice President of Digital Government Advocacy effective October 1, 2016.  Ms. Holland, who was appointed an Executive Officer in May 2015, entered into an employment agreement with the Company on terms consistent with the employment agreements of the other executive officers. Ms. Holland also executed an amendment. The Compensation Committee determined the employment agreements were appropriate and desirable for the reasons set forth under “Compensation Discussion and Analysis – Agreements with Executive Officers” in this Proxy Statement beginning on page 44.

            The employment agreements each have substantially the same terms, except with respect to job titles and responsibilities.  Mr. Herington currently serves as the Company’s Chief Executive Officer, and was entitled to a minimum annual base salary of $465,500 under his employment agreement.  Mr. Kovzan currently serves as the Company’s Chief Financial Officer, and was entitled to a minimum annual base salary of $297,000 under his employment agreement.  Mr. Knapp currently serves as the Company’s Chief Operating Officer, and was entitled to a minimum annual base salary of $297,000 under his employment agreement. At its meeting on February 5, 2013, the Board, based upon the recommendation of the Compensation Committee, increased the salaries reflected above by three percent (3%) for 2013. No changes were made to the base salaries of the four specified Executive Leadership Team members by the Compensation Committee for 2014 or 2015. Ms. Holland serves as the Company’s Chief Security Officer, and is entitled to a minimum annual base salary of $306,000 under her employment agreement.  At its meeting on February 22, 2016 the Board, based on the recommendation of the Compensation Committee, increased the 2016 base salaries of the Executive Leadership Team members as follows: Chief Executive Officer, four percent (4%) to $500,000, Chief Financial Officer and Chief Operating Officer by six percent (6%) to $325,000, and Chief Security Officer by three percent (3%) to $315,000.

            In connection with entering into the employment agreements, Messrs. Herington, Kovzan, Knapp and Thornburgh and Ms. Holland have each entered into a proprietary information and inventions agreement and a non-competition agreement, each of which are substantially similar to the prior forms of agreements entered into between each executive and the Company.  If the executive’s employment with the Company terminates for any reason, the agreements provide collectively that the executive:  (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; (c) will not, for three years following termination, solicit any of the Company’s employees or customers; and (d) will not, for two years following termination, own (whether in whole or part), aid, or render services to, directly or indirectly, or engage in certain activities with respect to, any competitor of NIC.

            Under the employment agreements, Messrs. Herington, Kovzan and Knapp and Ms. Holland are entitled to a minimum annual base salary, which may be increased by the Compensation Committee, as well as other benefits that are generally available to NIC employees.  Each executive is also entitled to: (a) paid vacation; (b) reimbursement of reasonable and necessary business expenses incurred by the executive in connection with his duties in accordance with the Company’s policies; and (c) participate in and receive benefits under executive life insurance and disability policies.  Messrs. Herington, Kovzan and Knapp and Ms. Holland are also entitled to participate, at a level commensurate with his or her position, in the Company’s annual performance-based cash bonus plan and long-term equity incentive plan.  For Mr. Herington, the minimum target amount payable under the annual performance-based cash bonus plan is 100% of the executive’s salary and the minimum target amounts under the service-based and performance-based components of the long-term equity incentive plan are 150% of the executive’s salary.  For Mr. Kovzan, the minimum target amount payable under the annual performance-based cash bonus plan is 65% of the executive’s salary and the minimum target amounts under both the service-based and performance-based components of the long-term incentive plan are 75% of the executive’s salary.  For Mr. Knapp, the minimum target amount payable under the annual performance-based cash bonus plan is 75% of the executive’s salary and the minimum target amounts under both the service-based and performance-based components of the long-term incentive plan are 95% of the executive’s salary.  For Ms. Holland, the minimum target amount payable under the annual performance-based cash incentive plan is 30% of the executive’s salary and the minimum target amounts payable under both the service-based and performance-based components of the long-term equity incentive plan are 50% of the executive’s salary.

            Each of the employment agreements has a three-year term, and unless notice is provided at least six months prior to the end of the respective term, automatically renews for additional three-year terms.

Mr. Van Asselt does not have an employment agreement with the Company.  Mr. Thornburgh’s employment agreement with the Company was terminated effective October 1, 2016 due to his transition to the position of Vice President of Digital Government Advocacy, as further discussed under “Compensation Discussion and Analysis – Agreements with Executive Officers” in this Proxy Statement beginning on page 44.

 Payments upon Termination of Employment or Change of Control

The following discussion summarizes each of the employment agreements and describes the payments and benefits that would be provided to each of the named executive officers if their employment was terminated, including termination in connection with a change of control of NIC, in each case, as of December 31, 2016.

Under the employment agreements which became effective February 5, 2013, as amended, the Company may terminate the employment of the executive at any time, with or without “Cause,” or the executive may voluntarily terminate his employment for “Good Reason” or at any time and for any reason.  “Cause” is defined in the employment agreements as the executive’s conviction of any felony or willful and deliberate failure to perform such executive’s customary duties in a manner consistent with the manner reasonably prescribed by the Board (other than any failure resulting from incapacity due to physical or mental illness, disability or death).  “Good Reason” is defined in the employment agreements generally as: (a) any material reduction in the executive’s compensation; (b) requiring the executive to relocate more than 60 miles from the Company’s current location; or (c) any material breach of the employment agreement by the Company.

Cash Severance Payments – Employment Agreements. Under the employment agreements, upon the executive's termination for any reason, the executive will receive: (a) accrued and unpaid salary through the termination date; (b) any earned but unpaid annual bonus for a previously completed fiscal year (but not for the year in which the termination occurs); (c) reimbursement of reimbursable expenses; (d) COBRA continuation coverage benefits and other employee benefits through the termination date; and (e) such other compensation, if any, which the Company’s Board of Directors may elect to pay or grant (collectively, the "Base Termination Benefits").  If the Company terminates the executive for Cause, or the executive voluntarily terminates his employment without Good Reason, the executive would only be entitled to the foregoing benefits.

Under the employment agreements, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, the executive is entitled to receive, in addition to the Base Termination Benefits, the amounts described under “Severance”, “Life, Health and Other Benefits” and “Annual Incentive Plan” in Note 1 to the table below.

            As described further below, the executive may also be entitled to certain severance pay if a “Change of Control” of the Company occurs, and within either the six-month period ending on the date of the “Change of Control” or the 18-month period beginning on the date of the “Change of Control,” the executive’s employment is terminated without Cause or the executive terminates employment for Good Reason.  In such event, the executive is entitled to receive, in addition to the Base Termination Benefits, the amounts described under “Severance”, “Life, Health and Other Benefits” and “Annual Incentive Plan” in Note 6 to the table below. The employment agreements provide for reductions in the amounts payable to the extent the present value of compensation would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

            Under the employment agreements, a “Change of Control” will be deemed to have occurred if: (a) any person (other than a trustee or a fiduciary holding securities under the Company’s employee benefit plan) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Company’s Common Stock; (b) a merger or consolidation of the Company is consummated with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation; (c) “Continuing Directors” (defined to include current Board members and future directors approved by a majority of continuing directors) no longer constitute at least a majority of the Company’s Board; (d) the sale of all or substantially all of the assets of the Company; or (e) the liquidation or dissolution of the Company.

            Under the employment agreements, in the event of the executive’s death, the executive’s designated beneficiaries will be entitled to receive, in addition to the Base Termination Benefits, the amounts described under “Life, Health and Other Benefits” in Note 4 to the table below.

            If the Company terminates the executive’s employment due to disability (as defined in the Company’s disability policies), the executive is entitled to receive under the employment agreement and the Company’s disability policies, in addition to the Base Termination Benefits, the amounts described under “Severance” and “Life, Health and Other Benefits” in Note 5 to the table below.

Cash Severance Payments – Annual Incentive Plan. Messrs. Herington, Kovzan and Knapp and Ms. Holland are each eligible participants under the Company’s annual cash incentive plans, which provide each executive with an annual cash incentive payment generally based on a percentage of his/her base salary if and to the extent pre-established Company performance goals are met for a given one-year performance period.  The performance goals and potential payment amounts are established on an annual basis.

            Under the plans, if the executive voluntarily terminates his/her employment prior to the end of the applicable performance period (other than for Good Reason, which is governed by his/her employment agreement, or retirement) or if the executive’s employment is terminated for “Cause” prior to the end of the applicable performance period, all amounts payable to the executive under the annual cash incentive plan are forfeited.  The plan references the executive’s employment agreement for the definition of “Cause.”  If the executive's employment is terminated prior to the end of the performance period due to retirement, death or disability, the executive will be entitled to the amounts described under “Annual Incentive Plan” in Notes 3, 4 and 5 to the table below, respectively.  Under the employment agreements, payments of incentive cash compensation for the applicable year of a termination of employment relating to a “Change of Control” would be governed by the employment agreements rather than the annual cash incentive plan.

            Restricted Stock. Messrs. Herington, Kovzan and Knapp and Ms. Holland have two forms of restricted stock agreements for each year awards are granted that govern the terms of each of the executive’s restricted stock awards granted under the Company’s 2014 Stock Compensation Plan.  One form of agreement requires no execution by the recipient, applies automatically upon award, and is the same for all Company recipients of service-based restricted stock awards granted under the 2014 Stock Compensation Plan.  This agreement governs the terms of the executive’s service-based restricted stock awards (the “Service-Based Restricted Stock Agreement”).  The service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.

The other form of agreement governs the terms of the executive’s performance-based restricted stock awards (the “Performance-Based Restricted Stock Agreement”) and a copy of the agreement is executed by the executive in connection with the grant of performance-based stock each year.  The performance-based restricted stock awards are tied to a three-year performance period and the actual number of shares (including dividend shares payable for such awards), if any, vested at the end of the period is based on pre-established Company performance goals.  The Performance-Based Restricted Stock Agreements entered into by Messrs. Herington, Kovzan, and Knapp and Ms. Holland are of substantially the same form, except for provisions regarding the number of shares to be awarded at the end of the performance period.

The treatment of restricted stock upon termination of employment is governed by the employment agreements and the Restricted Stock Agreements described above. Under the employment agreements, if the Company terminates the executive without Cause or if the executive resigns for Good Reason, the executive is entitled to receive, with respect to equity incentives, the amounts described under “Service-Based Restricted Stock” and “Performance-Based Restricted Stock” in Note 1 to the table below.

            Under the employment agreements, if a Change of Control of the Company occurs, and within either the six-month period ending on the date of the Change of Control or the 18-month period beginning on the date of the Change of Control, the executive’s employment is terminated without Cause or the executive terminates employment for Good Reason, the executive will receive, with respect to equity incentives, the amounts described under “Service-Based Restricted Stock” and “Performance-Based Restricted Stock” in Note 6 to the table below. The employment agreements provide for reductions in the amounts payable to the extent the present value of compensation would more likely than not be non-deductible under Section 280G of the Internal Revenue Code.

The Service-Based Restricted Stock Agreements and Performance-Based Restricted Stock Agreements continue to apply to a Change of Control or termination of employment from and after February 5, 2013 only to the extent that the employment agreements are not applicable.  Under the Service-Based Restricted Stock Agreements, if the executive’s employment is terminated for any reason, including retirement, death or disability, all outstanding unvested shares of restricted stock under the Service-Based Restricted Stock Agreement are forfeited.  Under the Performance-Based Restricted Stock Agreements, if the executive’s employment is terminated for any reason, other than in the case of death, disability or a Change of Control (as described above), all undelivered shares of restricted stock under the Performance-Based Restricted Stock Agreement are forfeited (including dividend shares payable for such awards), provided that if the executive’s employment is terminated for death or disability, the executive is entitled to a pro rata portion of the undelivered shares (including dividend shares payable for such awards) based upon the number of months the executive was employed during the performance period and the Company’s actual performance (only if such performance is met).

The following table is a summary of the aforementioned payments and benefits that would be provided to each of the named executive officers if (i) their employment was terminated or (ii) their employment was terminated in connection with a change of control of NIC, in each case, as of December 31, 2016.

Name and Form of Payment	Involuntary Termination w/o Cause or Voluntary Termination w/ Good Reason	Involuntary Termination for Cause or Voluntary Termination w/o Good Reason	Retirement	Death	Disability	Involuntary Termination in Connection w/ Change of Control
	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)
Harry H. Herington
Severance	$2,577,020	$-	$-	$-	$1,480,000	$2,577,020
Life, Health & Other Benefits	64,450	38,007	38,007	1,038,007	79,854	64,450
Annual Incentive Plan	788,510	788,510	788,510	788,510	788,510	500,000
Service-Based Restricted Stock	2,186,109	-	-	-	-	2,186,109
Performance-Based Restricted Stock	2,081,164	-	-	2,081,164	2,081,164	2,658,718
Total	$7,697,253	$826,517	$826,517	$3,907,681	$4,429,528	$7,986,297

Stephen M. Kovzan
Severance	$1,316,291	$-	$-	$-	$1,441,888	$1,316,291
Life, Health & Other Benefits	42,054	15,611	15,611	665,611	48,533	42,054
Annual Incentive Plan	211,250	333,145	333,145	333,145	333,145	211,250
Service-Based Restricted Stock	703,544	-	-	-	-	703,544
Performance-Based Restricted Stock	669,472	-	-	669,472	669,472	854,503
Total	$2,942,611	$348,756	$348,756	$1,668,228	$2,493,038	$3,127,642

Robert W. Knapp, Jr.
Severance	$1,418,797	$-	$-	$-	$1,441,888	$1,418,797
Life, Health & Other Benefits	49,985	23,542	23,542	673,542	55,980	49,985
Annual Incentive Plan	384,399	384,399	384,399	384,399	384,399	243,750
Service-Based Restricted Stock	791,711	-	-	-	-	791,711
Performance-Based Restricted Stock	750,069	-	-	750,069	750,069	944,945
Total	$3,394,961	$407,941	$407,941	$1,808,010	$2,632,336	$3,449,188

Jayne Friedland Holland
Severance	$928,057	$-	$-	$-	$1,243,996	$928,057
Life, Health & Other Benefits	51,067	24,231	24,231	654,231	58,142	51,067
Annual Incentive Plan	149,028	149,028	149,028	149,028	149,028	94,500
Service-Based Restricted Stock	623,216	-	-	-	-	623,216
Performance-Based Restricted Stock	195,247	-	-	195,247	195,247	219,116
Total	$1,946,615	$173,259	$173,259	$998,506	$1,646,413	$1,915,956

(1)
“Severance” amount includes a lump sum payment equal to the sum of: (i) two (2) times the executive’s base salary in effect on the date of termination; and (ii) two (2) times the largest cash award received by the executive under the Annual Incentive Plan during the immediately preceding three annual incentive periods.  “Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) a lump sum payment equal to 150% of the Company’s portion of the annual costs (determined as of the date of termination) associated with providing the executive and eligible family members with medical and health benefits coverage under the Company’s group health plans.  “Annual Incentive Plan” amount includes the amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination, which: (i) for Mr. Kovzan is payable based upon target performance; and (ii) for all other executives, is payable based solely upon actual performance.  “Service-Based Restricted Stock” amount includes the market value of unvested service-based restricted stock subject to accelerated vesting.  “Performance-Based Restricted Stock” amount includes the market value of unvested performance-based restricted stock subject to accelerated vesting, which vests and is payable based solely upon actual performance (which for current performance periods that have not yet been completed is estimated by extrapolating from the actual performance during the completed portion of such periods).

(2)	“Life, Health and Other Benefits” amount includes payment of accrued paid vacation time.
(3)
“Life, Health and Other Benefits” amount includes payment of accrued paid vacation time.  “Annual Incentive Plan” amount includes the pro rata amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination (based on the number of days worked) based solely upon actual performance.

(4)
“Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) payment of the proceeds from the executive’s life insurance policy payable by the insurer, the proceeds of which are equal to two (2) times the executive’s base salary. “Annual Incentive Plan” amount includes the pro rata amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination (based on the number of days worked) based solely upon actual performance.  “Performance-Based Restricted Stock” amount includes the market value of a pro rata portion of unvested performance-based restricted stock subject to accelerated vesting (based on the number of months worked during the performance period), which vests and is payable based solely upon actual performance.

(5)
“Severance” amount includes salary continuation benefits payable to the executives under their respective employment agreements and the Company’s disability policies.  Under the employment agreements, each executive is entitled to salary continuation benefits for a period of one year following the date of disability consisting of a payment equal to such executive’s base salary then in effect, reduced by payments made to the executive under the Company’s disability policies.  Following the one-year period, the executive is then to receive only payments under the Company’s disability policies.  Under the Company’s disability policies, each executive is also entitled to a lump sum payment of $1,000,000 if the executive is disabled for more than 365 days.  “Severance” amount reflects the amount which each executive would receive if such executive qualified as disabled for a one-year period and therefore reflects the payment of the salary continuation benefit for one year and the lump sum payment.  For each executive, the entire amount of the salary continuation benefit would be paid under the Company’s disability policies because the amount payable under such policies would exceed their base salary, such amounts payable as follows: Mr. Herington ($480,000); Mr. Kovzan ($441,888); Mr. Knapp ($441,888); and Ms. Holland ($243,996).  “Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) the value of medical, dental, supplemental life, life and disability insurance premiums paid by the Company for each executive for a period of one year following termination due to disability.  “Annual Incentive Plan” amount includes the pro rata amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination (based on the number of days worked) based solely upon actual performance.  “Performance-Based Restricted Stock” amount includes the market value of a pro rata portion of unvested performance-based restricted stock subject to accelerated vesting (based on the number of months worked during the performance period), which vests and is payable based solely upon actual performance.

(6)
“Severance” amount includes a lump sum payment equal to the sum of: (i) two (2) times the executive’s base salary in effect on the date of termination; and (ii) two (2) times the largest cash award received by the executive under the Annual Incentive Plan during the immediately preceding three annual incentive periods. “Life, Health and Other Benefits” amount includes: (i) payment of accrued paid vacation time; and (ii) a lump sum payment equal to 150% of the Company’s portion of the annual costs (determined as of the date of termination) associated with providing the executive and eligible family members with medical and health benefits coverage under the Company’s group health plans. “Annual Incentive Plan” amount includes the amount of any cash award under the Annual Incentive Plan payable for the year of the executive’s termination as if target performance had been achieved. “Service-Based Restricted Stock” amount includes the market value of unvested service-based restricted stock subject to accelerated vesting. “Performance-Based Restricted Stock” amount includes the market value of unvested performance-based restricted stock subject to accelerated vesting, which vests as if target performance for such awards had been achieved.

(7)	Market value is based on the closing sales price per share of the Company’s Common Stock on December 31, 2016 of $23.90 per share.

_________________

EXECUTIVE OFFICERS
_________________

Below is certain information regarding the executive officers of the Company who are not directors.  Mr. Herington, Chief Executive Officer, is profiled under the Directors section which begins on page 23, because he also serves as Chairman of the Board of Directors. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Harry H. Herington	57	Chief Executive Officer
Stephen M. Kovzan	48	Chief Financial Officer
Robert W. Knapp, Jr.	48	Chief Operating Officer
Jayne Friedland Holland	53	Chief Security Officer
William A. Van Asselt	42	General Counsel

Stephen M. Kovzan has served as the Company’s Chief Financial Officer since August 2007. Mr. Kovzan joined the Company in October 1999 and served as the Company’s Controller until September 2000, at which time he became the Company’s Vice President of Financial Operations and Chief Accounting Officer, serving as such until August 2007.  After being appointed Chief Financial Officer in August 2007, he also continued to perform the functions of Chief Accounting Officer until January 2011.  Mr. Kovzan currently serves as a manager and officer of various subsidiaries of NICUSA, Inc. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP.  Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

Robert W. Knapp, Jr. was appointed to the position of Chief Operating Officer in February 2012.  From February 2009 until this appointment, he served as the Company’s Executive Vice President.  Mr. Knapp joined the Company in November 1999 and has served in various management capacities, including Director of Marketing for the Company’s Indiana portal subsidiary, President and General Manager of the Company’s Kansas portal subsidiary, Regional Manager, and most recently Vice President of Portal Operations.  Mr. Knapp currently serves as a manager of various subsidiaries of NICUSA, Inc. Prior to joining the Company, Mr. Knapp was a director of information systems with Alltel.  Mr. Knapp holds a B.S. in business administration and an M.B.A from the University of Tulsa.

Jayne Friedland Holland was appointed to the position of Chief Security Officer in May 2015. From December 2006 until this appointment, she served as the Company’s Chief Security Officer and Associate General Counsel. Ms. Holland joined the Company in June 2005 as Associate General Counsel of the Company. In her role as Chief Security Officer, she oversees the Company’s security management program. Prior to joining the Company, Ms. Holland served as Vice President and General Counsel for ESI and began her career as a trial attorney in New Orleans. Ms. Holland holds a B.A. degree in Political Science from Newcomb College of Tulane University and a J.D. degree from Tulane University School of Law.

William A. Van Asselt was appointed to the position of General Counsel in January 2016. From March 2014 until this appointment, he served as the Company’s Deputy General Counsel. Mr. Van Asselt joined the Company in June 2010 as Associate General Counsel. Prior to joining the Company, Mr. Van Asselt practiced law at Lathrop & Gage LLP, and previously at Hogan Lovells in Washington D.C. where his practice focused on contract negotiations, corporate mergers & acquisitions, telecommunications law and corporate governance. Prior to attending law school, Mr. Van Asselt served as the Executive Director for the Martin Luther King, Jr. National Memorial Project Foundation in Washington D.C. Mr. Van Asselt holds a B.A. degree in Political Science from the University of Missouri and a J.D. degree from Harvard Law School.

_______________

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
_________________

The following table sets forth, as of March 3, 2017, certain information about shares of the Company’s Common Stock beneficially owned by (i) each director; (ii) each stockholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock (based on SEC filings); (iii) the named executive officers, and (iv) all directors and executive officers as a group.  Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

	Shares Beneficially Owned (1)
	Number	Percentage (2)

Named Executive Officers and Directors
Ross C. Hartley (3)	1,081,264	1.6%
Harry H. Herington (4)	767,771	1.1%
Stephen M. Kovzan (5)	166,600	*
Robert W. Knapp, Jr. (6)	151,946	*
Jayne Friedland Holland (7)	83,328	*
William A. Van Asselt (8)	17,648	*
Ron E. Thornburgh (9)	28,902	*
Art N. Burtscher (10)	221,444	*
Pete Wilson (11)	71,407	*
William M. Lyons (12)	54,728	*
Alexander C. Kemper (13)	49,232	*
Karen S. Evans (14)	25,789	*
C. Brad Henry (15)	25,789	*
Venmal (Raji) Arasu (16)	11,717	*
All executive officers and directors as a group (14 persons) (17)	2,757,565	4.1%

5% Stockholders

Brown Capital Management, LLC (18) 1201 N. Calvert Street Baltimore, Maryland 21202	8,752,496	13.1%

BlackRock, Inc. (19) 55 East 52nd Street New York, New York 10055	7,325,739	11.0%

The Vanguard Group, Inc. (20) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,475,867	8.2%

* Less than 1%

(1)
This table is based upon information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 66,774,531 shares of the Company’s Common Stock outstanding as of March 3, 2017, adjusted as required by the rules promulgated by the SEC.

(2)
For purposes of determining percentages of shares beneficially owned, the Company does not include in the number of outstanding shares those shares subject to performance-based restricted awards which are not scheduled to vest within 60 days of March 3, 2017, because the holders of such shares have no voting or disposition rights with respect to the shares.  All shares subject to service-based restricted stock awards, which have voting rights, are included in outstanding shares.

(3)
Shares beneficially owned by Mr. Hartley include 59,848 shares directly owned, including 5,565 shares of unvested service-based restricted stock, as well as 1,021,416 shares owned by Ross C. Hartley Family Investments LLC.  In his Schedule 13D filings with the SEC, Mr. Hartley reported that he and his spouse have shared voting and dispositive power over the shares held by Ross C. Hartley Family Investments LLC and that his spouse holds a majority of the voting interest in Ross C. Hartley Family Investments LLC.

(4)	Shares beneficially owned by Mr. Herington include 767,771 shares directly owned, including 90,240 shares of unvested service-based restricted stock.

(5)	Shares beneficially owned by Mr. Kovzan include 166,600 shares directly owned, including 29,184 shares of unvested service-based restricted stock.

(6)	Shares beneficially owned by Mr. Knapp include 151,946 shares directly owned, including 34,906 shares of unvested service-based restricted stock.

(7)	Shares beneficially owned by Ms. Holland include 83,328 shares directly owned, including 26,665 shares of unvested service-based restricted stock.

(8)	Shares beneficially owned by Mr. Van Asselt include 17,648 shares directly owned, including 11,861 shares of unvested service-based restricted stock.

(9)	Shares beneficially owned by Mr. Thornburgh include 28,902 shares directly owned, including 12,191 shares of unvested service-based restricted stock.

(10)	Shares beneficially owned by Mr. Burtscher include 221,444 shares directly owned, including 5,565 shares of unvested service-based restricted stock.

(11)	Shares beneficially owned by Governor Wilson include 71,407 shares directly owned, including 5,565 shares of unvested service-based restricted stock.

(12)	Shares beneficially owned by Mr. Lyons include 54,728 shares directly owned, including 5,565 shares of unvested service-based restricted stock.

(13)
Shares beneficially owned by Mr. Kemper include 33,667 shares directly owned, including 5,565 shares of unvested service-based restricted stock and 10,000 shares owned by the 2012 Alexander Charles Kemper Family Irrevocable Trust for which Mr. Kemper’s spouse is the trustee.

(14)	Shares beneficially owned by Ms. Evans include 25,789 shares directly owned, including 5,565 shares of unvested service-based restricted stock.

(15)	Shares beneficially owned by Governor Henry include 25,789 shares directly owned, including 5,565 shares of unvested service-based restricted stock.

(16)	Shares beneficially owned by Ms. Arasu include 11,717 shares directly owned, including 4,675 shares of unvested service-based restricted stock.

(17)	Shares held by all executive officers and directors as a group include 248,677 shares of unvested service-based restricted stock.

(18)
Based on information set forth in Amendment No. 10 to the Schedule 13G filed with the SEC on February 9, 2017.  According to the Schedule 13G, as amended, shares beneficially owned by Brown Capital Management, LLC include 8,752,496 shares owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(19)
Based on information set forth in Amendment No. 7 to the Schedule 13G filed with the SEC on January 17, 2017.  According to the Schedule 13G, shares beneficially owned by BlackRock, Inc. include 7,325,739 shares owned by various investment advisory clients of BlackRock, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(20)
Based on information set forth in Amendment No. 4 to the Schedule 13G filed with the SEC on February 10, 2017.  According to the Schedule 13G, shares beneficially owned by Vanguard Group, Inc. include 5,475,867 shares owned by various investment advisory clients of Vanguard Group, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

The SEC requires the Company’s directors and officers, and stockholders who own more than 5% of the Company’s Common Stock, to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC and NASDAQ.  Officers and directors, and stockholders owning more than 5% of the Company’s Common Stock, must provide the Company with copies of all such forms that they file.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 2)
_________________

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these materials.  This proposal, commonly referred to as a “say on pay” proposal, gives stockholders the opportunity to express their views on the compensation of the named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the Company’s compensation program.

The Company is asking stockholders to approve the 2016 compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the 2017 Annual Meeting:

“RESOLVED, that in the advisory opinion of a majority of the stockholders of the Company voting the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

At the Company’s prior Annual Meeting of Stockholders held in May 2016, 97% of the votes cast on the “say on pay” resolution were voted in favor of the resolution.

As described in detail under “Compensation Discussion and Analysis” the Company’s compensation program is designed to motivate its executives to evolve and grow a successful company.  The Company believes that its executive compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including service-based and performance-based restricted stock that vests over a period of years), which was influenced by evaluating the executive compensation of peer companies and the broader market, rewards sustained performance that is aligned with long-term stockholder interests.  Stockholders are encouraged to read the “Executive Compensation,” “Compensation Discussion and Analysis” and “Employment Agreements and Severance Payments” sections of this Proxy Statement, the accompanying compensation tables and related narrative disclosure included in the “Compensation Tables” section of this Proxy Statement and the other compensation-related disclosure contained elsewhere in this Proxy Statement for more information regarding our executive compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will continue to consider the outcome of the vote when making future executive compensation decisions.  The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis.

The Board of Directors unanimously recommends that stockholders advise the Company with a vote FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

_________________

ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL NO. 3)
_________________

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least every six years to determine whether advisory votes on executive compensation should be held every one, two or three years.  Since 2011, the Company has included a non-binding advisory vote on executive compensation at each Annual Meeting of Stockholders. After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every one year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation every one year.  The Board of Directors believes that a frequency of every one year for the advisory vote on executive compensation is the preferable interval for conducting and responding to a "say on pay" vote, because it allows stockholders to express their views on executive compensation each year and provides the Company with annual guidance regarding the views of stockholders as it determines executive compensation.

In addition, stockholders who have concerns about executive compensation during the interval between "say on pay" votes are welcome to bring their specific concerns to the attention of the Board of Directors at any time, by mail, telephone or email.  Please refer to "Structure and Practices of the Board of Directors - Stockholder Communications with Directors" in this proxy statement for information about communicating with the Board of Directors.

The proxy card provides stockholders with the opportunity to choose among four advisory options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors' recommendation.  You may cast your advisory vote by choosing the option of one year, two years, three years, or abstaining from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years that receives the affirmative vote of the holders of a majority of all outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon will be determined to be the stockholders’ preferred frequency with which the Company is to hold an advisory vote by stockholders to approve the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

The option of one year, two years or three years that receives the affirmative vote of the holders of a majority of all outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon will be the frequency of the vote on the compensation of our named executive officers that has been expressed by stockholders on an advisory basis.  Although this advisory vote on the frequency of the "say on pay" vote is non-binding, the Board of Directors and the Compensation Committee will consider the outcome of the vote when deciding on the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends a vote for the option of every 1 YEAR for future advisory votes on executive compensation.

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APPROVAL OF AMENDED NIC INC. EXECUTIVE INCENTIVE PLAN
FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(M)
(PROPOSAL NO. 4)
_________________

Purpose of the Plan

The Company is seeking approval by the stockholders of the material terms of the performance goals listed in the NIC Inc. Executive Incentive Plan (the "Incentive Plan" or "Plan"), as required by Section 162(m) of the Internal Revenue Code for certain types of performance-based compensation to be fully deductible for tax purposes.  The Plan was previously approved by the stockholders in 2012. Stockholders are being asked to approve an amendment to the Plan to increase the Award amount limitations, so that no participant's cash payment under the Incentive Plan during any single calendar year will exceed 400% of the participant's base annual salary or $3 million, whichever is less. The limitations in the current Plan state that no participant's cash payment under the Incentive Plan during any single calendar year will exceed 200% of the participant's base annual salary or $2.5 million, whichever is less.

The Plan is designed to provide a framework for granting performance-based compensation under our current and future compensation programs which is deductible for income tax purposes under the Internal Revenue Code.  The Plan does not change the Company’s other compensation programs and does not increase the number of shares of NIC common stock ("Shares") that have been authorized by stockholders for issuance under its stock plans.

Section 162(m) of the Internal Revenue Code and the related regulations (the “Code”) provide that the Company may not deduct compensation in excess of $1 million for services performed by specified executive officers, who will usually be its named executive officers other than the chief financial officer. However, if compensation meets the criteria for "qualified performance-based compensation," the Company may deduct that compensation without limit under Section 162(m).  One of the conditions for meeting the "qualified performance-based compensation" requirement is periodic stockholder approval of the material terms of the performance goals under which the compensation is paid. The Company has included performance goals for approval by the stockholders in the Plan.

If the stockholders approve the Incentive Plan, the Company believes that performance based restricted stock awards and annual cash incentives awarded under its existing plans through the Incentive Plan may be fully tax-deductible to NIC, potentially generating substantial tax savings. Salary and service-based restricted stock awards are not expected to be awarded through the Plan because they do not qualify as "performance-based compensation."

While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with the Company’s goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes.  In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

General Description of the Incentive Plan

The following general description of the Incentive Plan is qualified in its entirety by reference to the text of the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the Incentive Plan in its entirety.

 Administration

The Plan is administered by the Compensation Committee (the "Committee"). All members of the Committee are required to qualify as "outside directors" as defined under Code Section 162(m).  The Committee has full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt rules and regulations for the administration of the Incentive Plan. Except with respect to certain matters required to be determined by the Committee, the Committee may delegate to any officer or employee the authority to administer and interpret the procedural aspects of the Incentive Plan.

 Eligibility and Participation

Only those executive officers and key employees of the Company who are selected by the Committee are eligible to participate in the Incentive Plan.  The Company estimates that each year between four and eight executive officers or management-level employees will receive compensatory awards under its other plans and programs that will be subject to the Incentive Plan.  Included within the group of individuals eligible to receive awards under the Incentive Plan are all of the named executive officers.

 Applicability to Company Performance Awards and Company Plans

The Plan will continue to serve as a Code Section 162(m) plan and will continue to apply to those forms and types of compensatory awards granted under other Company plans and programs that are designated by the Committee (the "Awards").  The terms and conditions of this Plan will continue to supplement other Company-sponsored compensation arrangements and Awards.

 Incentive Periods

The applicable performance period (the "Incentive Period") for the Incentive Plan will generally be the Company’s fiscal year beginning on January 1 and ending on December 31; provided, that the Committee may designate different Incentive Periods which may also exceed or be less than a 365-day period.

Before the earlier of the 90th day of each Incentive Period or the day on which 25 percent of the Incentive Period has elapsed, the Committee will establish in writing, with respect to such Incentive Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of performance compensation payable.  For any Incentive Period, such goals, objectives and compensation formulae or methods must be established so that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.

Performance Goals

The specific performance goals for Awards granted pursuant to the Plan will be established, on an absolute or relative basis, based on one or more of the following business criteria ("Business Criteria") for the Company on a segregated or consolidated basis, or for one or more of the Company's subsidiaries, segments, divisions, or business units, as selected by the Committee:

(i)	Earnings measures (either in the aggregate or on a per-Share basis), including or excluding one or more of interest, taxes, depreciation, amortization or other financial accounting measurements;

(ii)	Operating profit (either in the aggregate or on a per-Share basis);

(iii)	Operating income (either in the aggregate or on a per-Share basis);

(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v)	Net income or loss (either in the aggregate or on a per-Share basis);

(vi)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(vii)	Cash flow returns, including cash flow returns on invested capital;

(viii)	Ratio of debt to debt plus equity;

(ix)	Net borrowing;

(x)	Credit quality or debt ratings;

(xi)	Inventory levels, inventory turn or shrinkage;

(xii)	Revenues;

(xiii)	Free cash flow (either in the aggregate or on a per-Share basis);

(xiv)	Reductions in expense levels, determined either on a Company-wide basis or with respect to any one or more business units;

(xv)	Operating and maintenance cost management and employee productivity;

(xvi)	Gross margin;

(xvii)	Return measures (including return on assets, investment, invested capital, equity, or sales);

(xviii)	Productivity increases;

(xix)
Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xx)	Growth or rate of growth of any of the above Business Criteria set forth in this Section;

(xxi)
Achievement of business criteria, consisting of one or more objectives based on meeting specified revenue, market share, customer sales, new and existing business development, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, customer satisfaction, and goals relating to acquisitions or divestitures;

(xxii)	Preservation of Company or stockholder value during adverse business conditions; and/or

(xxiii)	Accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions.

The applicable Business Criteria may be applied on a pre- or post-tax basis, and the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual, nonrecurring gain or loss.  As established by the Committee, the Business Criteria may include GAAP and non-GAAP financial measures. The Business Criteria will also include any performance goals which are set forth in any other Company bonus, incentive or other compensation-related plan, if any, which has been approved by stockholders. To the extent consistent with Code Section 162(m), performance goals may be based upon a participant's attainment of personal objectives with respect to any of the above-listed Business Criteria.

Actual target levels for Awards will be determined by the Committee.  Measurements of the Company’s or a participant's performance against the performance goals established by the Committee must be objectively determinable.

 Determination of Amounts of Awards Earned

As soon as practicable after the end of each Incentive Period, the Committee will certify, in writing (unless Code Section 162(m) does not require certification in writing), to what extent the Company and the participant(s) have achieved the performance goal or goals for such Incentive Period, including the specific target objective or objectives and the satisfaction of any other material terms of the Award, and the Committee will calculate the amount of each participant's Award.  The Committee will have no discretion to increase the amount of any participant's Award, but may retain the discretion to reduce the amount of or totally eliminate any Award.

 Limitations on Amounts of Awards

With respect to any compensation paid in cash (other than cash payments relating to the settlement of equity-based Awards), no participant's payment under the Incentive Plan during any single calendar year will exceed 400% of the participant's base annual salary as in effect on the last day of the most recently ended Company fiscal year, or $3 million, whichever is less.

With respect to any equity-based Award that could be payable in Shares (e.g., stock options, stock-settled stock appreciation rights, performance-based restricted stock or performance-based restricted stock units) or any equity-based Award that could be payable in cash but in an amount determined based solely on the then-fair-market-value of the Shares underlying the Award (e.g., performance-based restricted stock units or cash-settled stock appreciation rights), no participant may be granted equity-based Awards subject to the Plan in any single calendar year for more than 200,000 Shares.  If a Company stockholder-approved equity plan contains a lower limit, the lower limit in that plan will control.  If any change is made in the Shares without the receipt of consideration by the Company (e.g., through stock dividend, stock split etc.), the above maximum Share limitation will be appropriately and automatically adjusted to reflect such change.

 Payment of Awards

Approved Awards will be payable to each participant, or to such participant's estate in the event of his death, as soon as practicable after the end of each Incentive Period, and after the Committee has certified in writing that the relevant performance goals were achieved.

Unless the Company has adopted a deferred compensation plan and the participant has made a valid deferral election under such plan, all payments under this Plan are intended to be exempt from Code Section 409A pursuant to the "short-term deferral" exception provided in Treasury Regulation Sections 1.409A-1(b)(4) and the Plan will be interpreted to achieve this result.  The Company is not responsible for any tax or penalty owed by participant with respect to the payments under the Plan.

 Other Terms and Conditions

As determined appropriate by the Company and as necessary for certain payments of compensation to remain exempt from Code Section 162(m)'s deduction limitation, the Incentive Plan will be submitted to the stockholders for re-approval if the Business Criteria described above are materially changed and, in any event, will be submitted to be re-approved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Business Criteria to the extent required under Code Section 162(m).

By participating in the Incentive Plan, each participant is deemed to have acknowledged that any amount paid pursuant to the Incentive Plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that will require the Company to recover certain amounts of incentive compensation paid to certain executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under any applicable securities laws.

New Plan Benefits

The Board of Directors has not made any grants of awards under the Incentive Plan that are conditioned upon stockholder re-approval of the proposed Incentive Plan. It is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of individuals if the Incentive Plan is re-approved.

Required Vote

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Incentive Plan.  Proxies solicited by the Board will be voted in favor of approving the Incentive Plan unless a stockholder has indicated otherwise on the proxy.

The Board of Directors unanimously recommends a vote FOR approval of the NIC Inc. Amended Executive Incentive Plan for purposes of Internal Revenue Code Section 162(m).

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 5)
_________________

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Although the ratification of the Audit Committee’s selection of E&Y is not required under our bylaws or other legal requirements, we are submitting the appointment of E&Y to the stockholders as a matter of good corporate practice. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment when determining the independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

Change in Accountants

During 2015, the Audit Committee initiated a competitive request for proposal process, as a matter of good governance, following 17 years of engaging PricewaterhouseCoopers LLP (“PwC”) as the Company’s principal independent registered public accounting firm. Following a comprehensive review and consideration of the proposals received from independent registered public accounting firms, the Audit Committee voted to engage E&Y as the principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2016. On October 27, 2015, the Audit Committee notified PwC that it would be dismissed as the independent registered public accounting firm of the Company effective upon the issuance by PwC of their reports on the consolidated financial statements as of and for the year ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015 included in the filing of the related Form 10-K. On December 29, 2015, the Company and E&Y formally executed an agreement, pursuant to which the Company engaged E&Y as the Company’s principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2016.  At the 2016 Annual Meeting of Stockholders, the stockholders voted to ratify the engagement of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through February 23, 2016, the date of PwC’s audit report for those fiscal years, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such fiscal years and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2015 and December 31, 2014, neither the Company nor anyone on its behalf consulted E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The report of E&Y on the consolidated financial statements of the Company for the fiscal year ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In accordance with Instruction 2 of Item 304 of Regulation S-K, the Company furnished PwC and E&Y a copy of the disclosures in this Proxy Statement required by Item 304(a) of Regulation S-K prior to the time the Proxy Statement was filed with the SEC. In the event that PwC or E&Y believed the disclosures were incorrect or incomplete, they were permitted to express their views in a brief statement to be included in this Proxy Statement. Neither PwC nor E&Y submitted such a statement.

Fees

Fees billed to the Company by E&Y for services incurred related to fiscal year 2016 were as follows:

2016
Audit fees	$531,987
Audit-related fees	180,000
Tax fees	351,000
All other fees	-
Total fees	$1,062,987

Fees billed to the Company by PwC for services incurred related to fiscal year 2015 were as follows:

2015
Audit fees	$526,800
Audit-related fees	199,000
Tax fees	229,984
All other fees	-
Total fees	$955,784

 Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  For fiscal year 2016, audit fees also included approximately $20,000 in fees for non-recurring accounting consultation matters. Audit-related fees primarily include audits of financial statements for certain subsidiaries of the Company and for fiscal year 2016, also include the Company’s SOC 1, Type II examination.  Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of audit, audit-related, tax and other permissible non-audit services (specifically described in appendices to the policy) that may be provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries.  Such services are pre-approved up to a specified fee limit. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its Chairman, and/or to such other members of the Audit Committee as the Chairman shall from time to time designate, to review and, if appropriate, approve in advance, any request for the independent registered public accounting firm to provide permissible services. All such pre-approvals must be reported to the Audit Committee at the next Committee meeting.

The Vice President of Internal Audit monitors services provided by the independent registered public accounting firm and overall compliance with the pre-approval policy. The Vice President of Internal Audit reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any noncompliance with the pre-approval policy to the Chairman of the Audit Committee.

The Company expects that representatives of E&Y will be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Proxies solicited by the Board will be voted in favor of ratification unless a stockholder has indicated otherwise on the proxy.  If this appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

_________________

SUBMISSION OF STOCKHOLDER PROPOSALS
_________________

A stockholder may submit a proposal for inclusion in the Company’s 2018 Proxy Statement.  In order for the proposal to be considered, the Company must receive the proposal no later than November 17, 2017.   All proposals must comply with the rules of the SEC for eligibility and type of stockholder proposal.  Stockholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

If a stockholder does not wish to submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2018 Annual Meeting, NIC’s Bylaws require that the Company receive the proposal no earlier than January 2, 2018 and not later than February 1, 2018, and that the stockholder submitting the proposal and the proposal meet certain requirements specified by the Bylaws.  Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.

_________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
_________________

Based solely on review of the copies of such reports and written representations provided to the Company, the Company believes that all required filings in 2016 were made in a timely fashion, except that Mr. Van Asselt inadvertently did not timely file a Form 4 for a transaction that occurred in February 2016.  Such Form 4 was subsequently filed.

_________________

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
_________________

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Art. N. Burtscher, Venmal (Raji) Arasu, C. Brad Henry, Alexander C. Kemper, and Pete Wilson) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company’s executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as the Company’s director.

_________________

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
_________________

Policy and Procedures with Respect to Related Person Transactions

NIC has adopted a written policy governing the review, approval or ratification of “Related Person Transactions,” as described below (the “Policy”).

Related Person Transactions

For the purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a “Related Person” means: (1) any person who is, or at any time since the beginning of NIC’s last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC; (2) any person who is known to be the beneficial owner of more than 5% of any class of NIC’s voting securities; (3) any immediate family member of any of the foregoing persons (as defined in the Policy) and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Approval Procedures

Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

(1)
Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Corporate Governance and Nominating Committee (the “Committee”) of the facts and circumstances of the proposed Related Person Transaction, including certain information specified in the Policy.  The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

(2)
If the Committee determines that the proposed transaction is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

(3)
The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.  The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its stockholders, as the Committee (or the Chair) determines in good faith.

(4)	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

Under the Policy, the Company’s accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person.

In the event the Chief Executive Officer or Chief Financial Officer, or any other executive officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under the Policy:

(1)
If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its stockholders.  Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

(2)
If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account all of the relevant facts and circumstances available to the Committee or Chair, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC’s controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

At the Committee’s first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC.  Based on all relevant facts and circumstances, taking into consideration NIC’s contractual obligations, the Committee shall determine if it is in the best interests of NIC and its stockholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or non-profit organization in which a Related Person has a material interest shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair.  In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC’s named executive officers and their spouses to a charitable or non-profit organization identified on the roster of Related Persons.

Disclosure

All Related Person Transactions that are required to be disclosed in NIC’s filings with the SEC, as required by the Securities Act of 1933 and the Exchange Act and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

_________________

OTHER BUSINESS
_________________

The Board of Directors knows of no other business which will be presented at the meeting.  If any other business is properly brought before the Annual Meeting, the proxy holders will have discretionary authority to vote on any such other business.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

William Van Asselt
General Counsel
Olathe, Kansas
March 17, 2017

APPENDIX A

NIC INC.
EXECUTIVE INCENTIVE PLAN

•	OBJECTIVE

The NIC Inc. Executive Incentive Plan (the "Incentive Plan" or "Plan") is designed to reward value creation by providing competitive incentives for the achievement of performance goals, either on an annual basis or other predetermined period of time.  By providing market-competitive target awards, the Plan supports the attraction and retention of senior executive talent critical to achieving the strategic business objectives of NIC Inc. (the "Company").  The Incentive Plan is also intended to secure the full deductibility of bonus compensation payable to the Company’s Chief Executive Officer, and any other executive officer (collectively the "Covered Employees"), whose compensation is potentially subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  All compensation payable hereunder to such Covered Employees is intended to qualify as "performance-based compensation" as described in Code Section 162(m)(4)(C) and may be payable either in cash or, if permitted under a Company stockholder-approved equity plan, shares of the Company's common stock ("Shares").

•	ELIGIBILITY AND PARTICIPATION

Only those executive officers and key employees of the Company who are selected by the Compensation Committee or other committee (the "Committee") of the Company’s Board of Directors (the "Board") shall be eligible to receive Awards under and participate in the Incentive Plan.  Before or at the time performance objectives are established for an "Incentive Period," as defined below, the Committee will designate in writing which executive officers and key employees are among those who may be eligible to participate in the Incentive Plan, and shall in fact be participants for such Incentive Period.

•	APPLICABILITY TO COMPANY PERFORMANCE AWARDS AND COMPANY PLANS

The Plan shall serve as a Code Section 162(m) "platform" or "umbrella" plan such that, to the maximum extent permitted by law, this Plan applies to all forms and types of compensatory arrangements, awards, programs or plans sponsored or maintained by the Company and designated by the Committee as being subject to this Plan (the "Awards").  To the extent applicable and not inconsistent with the terms of any other Company-sponsored compensation plan, with the Board's and Company stockholders' approval of this Incentive Plan, the terms and conditions of this Plan shall supplement such other Company-sponsored compensation arrangements and Awards.  Without limiting the foregoing, performance-based restricted stock or any other performance-based award granted under another of the Company's stockholder-approved equity compensation plans, including the 2014 Amended and Restated Stock Compensation Plan, if subject to the performance criteria and granted pursuant to the procedures, parameters and conditions set forth in this Plan to the extent required by Code Section 162(m), shall be eligible to qualify as performance-based compensation and be exempt from Code Section 162(m)'s deduction limitations.

•	PLAN YEAR, INCENTIVE PERIODS AND INCENTIVE OBJECTIVES

The applicable performance period (the "Incentive Period") for the Incentive Plan shall generally be the Company's fiscal year beginning on January 1 and ending on December 31; provided, however, that the Committee shall have the authority to designate different Incentive Periods and any such alternative Incentive Periods may exceed or be less than a 365-day period.

Before the earlier of the 90th day of each Incentive Period or the day on which 25 percent of the Incentive Period has elapsed, the Committee shall establish in writing, with respect to such Incentive Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of performance compensation payable to each participant under the Incentive Plan if the performance goals are attained.  Notwithstanding the immediately preceding sentence, for any Incentive Period, such goals, objectives and compensation formulae or methods must be established such that the outcome of the goal or objective is substantially uncertain at the time the Committee actually establishes the goal or objective.

Any type of Award that is eligible to be granted under the Plan may be granted to officers and employees as awards intended to satisfy the requirements of "performance-based compensation" within the meaning of Code Section 162(m) ("Performance Awards").  The specific performance goals for Performance Awards shall be established, on an absolute or relative basis, based on one or more of the following business criteria ("Business Criteria") for the Company on a segregated or consolidated basis, or for one or more of the Company's subsidiaries, segments, divisions, or business units, as selected by the Committee:

(i)	Earnings measures (either in the aggregate or on a per-Share basis), including or excluding one or more of interest, taxes, depreciation, amortization or other financial accounting measurements;

(ii)	Operating profit (either in the aggregate or on a per-Share basis);

(iii)	Operating income (either in the aggregate or on a per-Share basis);

(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v)	Net income or loss (either in the aggregate or on a per-Share basis);

(vi)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(vii)	Cash flow returns, including cash flow returns on invested capital;
(viii)	Ratio of debt to debt plus equity;

(ix)	Net borrowing;

(x)	Credit quality or debt ratings;

(xi)	Inventory levels, inventory turn or shrinkage;

(xii)	Revenues;

(xiii)	Free cash flow (either in the aggregate or on a per-Share basis);

(xiv)	Reductions in expense levels, determined either on a Company-wide basis or with respect to any one or more business units;

(xv)	Operating and maintenance cost management and employee productivity;

(xvi)	Gross margin;

(xvii)	Return measures (including return on assets, investment, invested capital, equity, or sales);

(xviii)	Productivity increases;

(xix)
Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xx)	Growth or rate of growth of any of the above Business Criteria set forth in this Section;

(xxi)
Achievement of business criteria, consisting of one or more objectives based on meeting specified revenue, market share, customer sales, new and existing business development, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, customer satisfaction, and goals relating to acquisitions or divestitures;

(xxii)	Preservation of Company or shareholder value during adverse business conditions; and/or

(xxiii)	Accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions;

provided that applicable Business Criteria may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual, nonrecurring gain or loss.  As established by the Committee, the Business Criteria may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing Business Criteria, the Business Criteria shall also include any performance goals which are set forth in any other Company bonus, incentive or other compensation-related plan, if any, which has been approved by the Company's stockholders, which are incorporated herein by reference. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

Target levels for Awards are determined by the Committee.  To the extent consistent with the goal of providing for deductibility under Code Section 162(m), performance goals may be based upon a participant's attainment of personal objectives with respect to any of the above-listed Business Criteria.  Measurements of the Company’s or a participant's performance against the performance goals established by the Committee shall be objectively determinable.

•	DETERMINATION OF AMOUNTS OF AWARDS EARNED

As soon as practicable after the end of each Incentive Period, the Committee shall certify, in writing (unless Code Section 162(m) does not require certification in writing), to what extent the Company and the participant(s) have achieved the performance goal or goals for such Incentive Period, including the specific target objective or objectives and the satisfaction of any other material terms of the Award, and the Committee shall calculate the amount of each participant's Award earned for such Incentive Period based upon the performance goals, objectives and computation formulae or methods for such Incentive Period.  The Committee shall have no discretion to increase the amount of any participant's Award, but may reduce the amount of or totally eliminate such Award, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

Except as provided below with respect to cash payments relating to the settlement of equity-based Awards, with respect to any compensation paid in cash, no participant's payment under this Incentive Plan during any single calendar year shall exceed the lesser of 400% of the participant's base annual salary as in effect on the last day of the most recently ended Company fiscal year, or $3 million.

Subject to adjustment as provided below, with respect to any equity-based Award that could be payable in Shares (e.g., stock options, stock-settled stock appreciation rights, performance-based restricted stock or performance-based restricted stock units) or any equity-based Award that could be payable in cash but in an amount determined based solely on the then fair market value of the Shares underlying such Award (e.g., performance-based restricted stock units or cash-settled stock appreciation rights) (collectively, "Stock Awards"), in no event may any one participant be granted Stock Awards subject to this Plan in any single calendar year covering more than 200,000 Shares; provided, however, that to the extent a Company stockholder-approved equity plan contains a lower limitation, the lower limitation in that plan shall control.  If any change is made in the Shares without the receipt of consideration by the Company (e.g., through stock dividend, stock split etc.), the above maximum Share limitation shall be appropriately and automatically adjusted to reflect such change.

•	PAYMENT OF AWARDS

Subject to the payment provisions of this Section 6, approved Awards shall be payable by the Company to each participant, or to such participant's estate in the event of his death, as soon as practicable after the end of each Incentive Period, and after the Committee has certified in writing that the relevant performance goals were achieved.  At the sole discretion of the Committee, Awards may be payable in cash or in an equivalent number of shares of the Company’s common stock issued, pursuant to and under one or more of the Company’s stockholder-approved stock incentive plans.

An Award that would otherwise be payable to a participant who is not employed by the Company or one of its subsidiaries on the last day of an Incentive Period shall be paid in accordance with rules and regulations adopted by the Committee for the administration of the Incentive Plan or any other agreement between the Company and the participant.

Unless the Company has adopted a deferred compensation plan and the participant has made a valid deferral election under such plan, all payments under this Plan are intended to be exempt from Code Section 409A pursuant to the "short-term deferral" exception provided in Treasury Regulation Sections 1.409A 1(b)(4) and the Plan will be interpreted to achieve this result.  Accordingly, all payments under this Plan will be paid no later than March 15 of the calendar year following the year in which a participant's right to a payment under this Plan is no longer subject to a substantial risk of forfeiture.  In no event is the Company responsible for any tax or penalty owed by participant with respect to the payments under this Plan.

•	OTHER TERMS AND CONDITIONS

Unless otherwise permitted under Code Section 162(m), no Awards shall be paid under the Incentive Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Incentive Plan, including the Business Criteria described above in Section 4 of the Incentive Plan, are disclosed to the Company’s stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions, to the extent that abstentions are counted as voting under applicable state law).  As determined appropriate by the Company and as necessary for certain payments of compensation to remain exempt from Code Section 162(m)'s deduction limitation, the Incentive Plan will be submitted to the stockholders for re-approval if the Business Criteria stated above in Section 4 are materially changed and, in any event, will be submitted to be reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Business Criteria.

No person shall have any legal claim to be granted an Award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly.  Except as may be otherwise required by law, Awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.  Cash Awards under the Incentive Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.

Neither the Incentive Plan nor any action taken under the Incentive Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any participant's compensation at any level.

The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes, or any amounts owed by the executive of the Company or any of its subsidiaries.

By participating in the Incentive Plan, each participant is deemed to have acknowledged that any amount paid pursuant to the Incentive Plan may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) that will require the Company to recover certain amounts of incentive compensation paid to certain executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under any applicable securities laws.  By participating in the Plan, each participant agrees and consents to any forfeiture or required recovery or reimbursement obligations of the Company with respect to any compensation paid that is forfeitable or recoverable by the Company pursuant to Dodd-Frank and in accordance with any Company policies and procedures adopted by the Committee in order to comply with Dodd-Frank, as the same may be amended from time to time.

•	ADMINISTRATION

All members of the Committee shall be persons who qualify as "outside directors" as defined under Code Section 162(m).  Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

The Committee shall have full power and authority to administer and interpret the provisions of the Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee deems necessary or advisable.

Except with respect to matters which, under Section 162(m)(4)(C) of the Code, are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Incentive Plan, subject to the Incentive Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof, company counsel (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time.  Unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Code Section 162(m) may be made by the Committee.  No amendment may be made to the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4, or the maximum Award amount payable to any participant without stockholder approval, unless stockholder approval is not required in order for compensation paid to Covered Employees to constitute qualified performance-based compensation under Code Section 162(m).

No member of the Committee shall be liable for any action taken or omitted to be taken, or for any determination made by him or her in good faith with respect to the Incentive Plan and the Company shall indemnify and hold harmless each member of the Committee in accordance with the Company's Certificate of Incorporation and By-Laws as the same may be amended from time to time, and any indemnification agreement between the Company and such member of the Committee.

The rules, regulations and rights relating to the Incentive Plan shall be determined solely in accordance with the laws of the State of Delaware.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date (the cut-off date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIC Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDEES
Please bring this Notice and a suitable form of personal photo identification for admission to the meeting. No cell phones, cameras, recording equipment or other electronic devices may be used during the meeting. For security purposes, all briefcases, purses and bags are subject to inspection.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16387-P85395

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIC INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Harry H. Herington
02) Art N. Burtscher
03) Venmal (Raji) Arasu
04) Karen S. Evans
05) Ross C. Hartley
06) C. Brad Henry
07) Alexander C. Kemper
08) William M. Lyons
09) Pete Wilson

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval on an advisory basis of the compensation of the Company's named executive officers as disclosed in the proxy materials;	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Approval of holding a stockholder advisory vote upon the compensation of the Company's named executive officers every one, two or three years, as indicated;	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees listed in item 1, FOR items 2, 4 and 5, and for 1 YEAR on item 3.** If any other matters properly come before the meeting, the persons in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please add your title as such. Joint owners should each sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 2, 2017:
The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

E16388-P85395

NIC INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 2, 2017 AT 10:00 A.M.

The undersigned stockholder(s) hereby appoint Harry H. Herington and Stephen M. Kovzan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. CDT on May 2, 2017, at Embassy Suites by Hilton Kansas City/Olathe, 10401 S. Ridgeview Rd., Olathe, KS 66061, and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4 AND 5, AND FOR 1 YEAR ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1